                                                                     Exhibit 2.1



                             DATED JANUARY 19, 1998



                                    BETWEEN
                             GERARD FOO LOKE KIEAN
                               JAMES HAN KIM GUAN
                                 LEONG SAU PAN
                                 FOO KHOON WONG
                       SAE FOO KITIPONGSE @ FOO LOKE KHEE

                                   AS VENDORS

                                    - AND -

                          NHANCEMENT TECHNOLOGIES INC.

                                  AS PURCHASER


                 ---------------------------------------------


                               A G R E E M E N T
                                  RELATING TO
                        THE SALE AND PURCHASE OF 500,000
                       ORDINARY SHARES IN THE CAPITAL OF
                         INFOTEL TECHNOLOGIES (PTE) LTD

                 ---------------------------------------------
                               RQ/WTST/13764/972





                                Allen & Gledhill
                             Advocates & Solicitors
                                   Singapore

INFOTEL - Share Sale Agmt

                                     2.


                                  CONTENTS

CLAUSE      HEADING                                                                                  PAGE
------      -------                                                                                  ----
1.          INTERPRETATION                                                                            1

2.          SALE OF SHARES                                                                            4

3.          ESCROW ARRANGEMENTS                                                                       5

4.          CONSIDERATION                                                                             5

5.          REPRESENTATIONS BY PURCHASER                                                             11

6.          COMPLETION                                                                               11

7.          PURCHASER'S RIGHT OF ACCESS                                                              14

8.          RESTRICTIONS ON VENDORS                                                                  14

9.          WARRANTIES                                                                               17

10.         CONFIDENTIALITY                                                                          23

11.         ANNOUNCEMENTS                                                                            24

12.         PROVISIONS RELATING TO THIS AGREEMENT                                                    24

13.         GOVERNING LAW AND JURISDICTION                                                           28

            SCHEDULE 1                                                                               29
            I -       VENDORS
            II -      DIRECTORS
            III -     SPECIFIED EMPLOYEES
            IV -      PARTICULARS OF THE COMPANY

            SCHEDULE 2 - WARRANTIES AND REPRESENTATIONS                                              31

            SCHEDULE 3 - ADJUSTMENT OF CONSIDERATION                                                 52

            SCHEDULE 4 - PROPERTY                                                                    58

            SCHEDULE 5 - PROVISIONS APPLICABLE TO CLAUSE 4(F)(iv)                                    59

            APPENDIX A - FORM OF ESCROW AGENT AGREEMENT                                              62

            APPENDIX B - FORM OF SERVICE AGREEMENT                                                   63

 INFOTEL - Share Sale Agmt

                                       3.




 THIS AGREEMENT is made on January 19, 1998 BETWEEN:-


 (1) THE PERSONS SPECIFIED IN PART I OF SCHEDULE 1 (together, the "Vendors", which expression shall include their respective successors); and

 (2) NHANCEMENT TECHNOLOGIES INC. (the "Purchaser", which expression shall include its successors and permitted assigns), a corporation incorporated in the State of Delaware, United States of America and having a principal place of business at 39420 Liberty Street, Suite 250, Fremont, California 94538, United States of America.


 WHEREAS the Purchaser wishes to acquire from the Vendors the entire issued share capital of Infotel Technologies (Pte) Ltd, a company incorporated in Singapore with its registered office at 19 Tai Seng Drive #06-00, Singapore 535222 (the "Company"), upon the terms and subject to the conditions of this Agreement.


 IT IS HEREBY AGREED as follows:-

 1.      INTERPRETATION

 (A) In this Agreement and the Schedules, unless the context otherwise requires:-

         "Additional Consideration Shares" means the additional shares in the common stock of the Purchaser defined as such in clause 4(C)(i) credited as fully paid.

         "Affiliates" means in respect of any Vendor, any member of his immediate family, any partnership in which that Vendor is a partner and any company in which that Vendor has for purposes of Section 7 of the Companies Act an interest in shares in that company of a nominal value equal to 20 per cent. or more of the nominal value of the equity share capital of that company.

         "Audited Accounts" means the audited balance sheet of the Company made up as at the Balance Sheet Date including the notes thereto and the directors" report and auditors" report, true copies of all of which are annexed to the Disclosure Letter.

         "Balance Sheet Date" means 30th June 1997.

         "Business Day" means a day on which banks are open for ordinary banking business in Singapore.

INFOTEL - Share Sale Agmt

                                       4.




        "Cash Portion" means S$3,750,000.00.

        "Companies Act" means the Companies Act, Chapter 50 of Singapore.

        "Completion" means completion of the sale and purchase of the Sale
        Shares.

        "Completion Accounts" means the accounts prepared in accordance with paragraph 2 of Schedule 3 and agreed or determined in accordance with paragraph 4 of Schedule 3.

        "Completion Date" means 16th March 1998 (or such other date as the parties may agree but, in any event, being a date not later than 30th June 1998).

        "Consideration Shares" means the Initial Consideration Shares and the Additional Consideration Shares.

        "Directors" means the persons named in Part II of Schedule 1.

        "Disclosure Letter" means the letter dated the date of this Agreement written by or on behalf of the Vendors to the Purchaser in agreed terms.

        "Escrow Agent" means Messrs. BDO Binder.

        "Escrow Agent Agreement" means the agreement between the Vendors, the Purchaser and the Escrow Agent substantially in the form annexed hereto as Appendix A, as amended, modified or supplemented from time to time.

        "First Anniversary" means the first anniversary of the date of Completion.

        "ICS Value" means the amount in United States Dollars derived by multiplying the number of Initial Consideration Shares by US$5.00.

        "Initial Consideration Shares" means the number of shares in the common stock of the Purchaser determined in accordance with paragraph 5 of
        Schedule 3.

        "Management Accounts" means the management accounts of the Company for the period from the Balance Sheet Date to 31st December 1997.

        "Net Tangible Assets" means the aggregate value of all fixed and current assets (excluding goodwill, patents, trade marks and other intangible assets) minus the aggregate value of all liabilities and

 INFOTEL - Share Sale Agmt

                                       5.



         provisions and excluding any reserves or capital created by the upward revaluation of assets subsequent to the Balance Sheet Date.

         "Performance Payments" means the payments (if any) of such amounts as shall be determined in accordance with clause 4(F).

         "Purchaser's Accountants" means Messrs. BDO Binder, a firm of certified public accountants with a place of business at 112 Middle Road #02-01, Midland House, Singapore 188970.

         "Relevant Financial Year" shall have the meaning ascribed to it in clause 4(G)(i).

         "Relevant NHancement Shares" shall have the meaning ascribed to it in paragraph 8 in Part II of Schedule 5.

         "Sale Shares" means the shares to be bought and sold pursuant to clause 2(A).

         "SAS" means Statement of Accounting Standard published by the Institute of Certified Public Accountants of Singapore.

         "SEC" means the Securities and Exchange Commission of the United States of America.

         "Second Anniversary" means the second anniversary of the date of Completion.

         "Service Agreements" means the service agreements to be entered into between the Company and each of the Specified Employees, substantially in the form annexed hereto as Appendix B, as amended, modified or supplemented from time to time.

         "Shareholding Proportion" means the proportion in which the Sale Shares are held by each Vendor as set out opposite his name in the second column of Part I of Schedule 1.

         "Singapore Dollars" and "S$" mean the lawful currency of the Republic of Singapore.

         "Specified Employees" means the employees of the Company as at the date of this Agreement, whose names are set out in Part III of
         Schedule 1.

         "Taxation" means all forms of taxation and, without limiting the generality of the foregoing, shall include all forms of income tax, corporation tax and any taxation of a similar nature, goods and services tax, stamp duty and all levies, imposts, duties, penalties, charges,

INFOTEL - Share Sale Agmt

                                       6.



        fees, deductions and withholdings whatsoever charged or imposed by any statutory, governmental, state, provincial, local government or municipal authority in Singapore or any taxing jurisdiction in which the Company owns assets or conducts business;

        "United States Dollars" and "US$" mean the lawful currency of the United States of America.

        "US Dollar Equivalent" means the amount of United States Dollars (conclusively determined by the Purchaser) which a Singapore Dollar amount will purchase by using the closing rate of exchange for Singapore Dollars into United States Dollars furnished by the Bank of America to the public on the Business Day prior to the date of this Agreement.

        "Warranties" means the warranties and representations set out in paragraph 2 of Schedule 2.

(B)     Modification of Statutes

        Any reference to a statutory provision shall include that provision and any regulations made in pursuance thereof as from time to time modified or re-enacted whether before or after the date of this Agreement so far as such modification or re-enactment applies or is capable of applying to any transactions entered into prior to Completion and (so far as liability thereunder may exist or can arise) shall include also any past statutory provision or regulation (as from time to time modified or re-enacted) which such provision or regulation has directly or indirectly replaced.

(C)     Vendors

(i)     References to the Vendors include a reference to each of them.

(ii) Unless otherwise expressly provided, all warranties, representations, indemnities, covenants, agreements and obligations given or entered into by more than one person in this Agreement are given or entered into jointly and severally.

(D)     Miscellaneous

(i) Except where the context otherwise requires, words denoting the singular include the plural and vice versa; words denoting any gender include all genders; words denoting persons include firms and corporations and vice versa.

(ii) All references to "related corporation" shall have the meaning ascribed to it in the Companies Act.

 INFOTEL - Share Sale Agmt

                                       7.




 (iii) Unless otherwise stated, a reference to a clause, schedule or appendix is a reference to a clause of, a schedule to, or an appendix to,this Agreement. A reference to a sub-clause is a reference to a sub-clause in the clause in which that sub-clause is found, and a reference to a paragraph is a reference to a paragraph of the sub-clause in which that paragraph is found.

 (iv) Clause and sub-clause headings are for ease of reference only and do not affect the construction of this Agreement.

 2.      SALE OF SHARES

 (A)     Sale and purchase

         Subject to the terms of this Agreement, each of the Vendors shall sell and the Purchaser shall purchase, free from all liens, charges, equities and encumbrances and together with all rights now or hereafter attaching thereto the number of ordinary shares with a par value of S$1/- each set opposite his name in the third column of Part I of Schedule 1 (which shares together comprise the entire issued share capital of the Company) as at Completion.

 (B)     Simultaneous completion

         The Purchaser shall not be obliged to complete the purchase of any of the Sale Shares unless the purchase of all the Sale Shares is completed simultaneously.

 (C)     Waiver of pre-emption rights

         Each of the Vendors hereby waives any pre-emption rights he may have relating to the Sale Shares, whether conferred by the Company's Articles of Association or otherwise.

 3.      ESCROW ARRANGEMENTS

 (A)     Appointment of Escrow Agent

         The parties agree to jointly appoint the Escrow Agent on the terms and conditions of the Escrow Agent Agreement and shall enter into and execute the Escrow Agent Agreement on the date of this Agreement. The Purchaser agrees to bear all costs and expenses incidental to such appointment.

 (B)     Vendors' obligations

         The Vendors shall:-

         (i) no later than 14 days after the date of this Agreement, deliver to the Escrow Agent duly executed transfers of the Sale Shares

INFOTEL - Share Sale Agmt

                                       8.



                by the registered holders thereof in favour of the Purchaser together with the relative share certificates; and

        (ii) on the date of this Agreement, deliver to the Purchaser the Disclosure Letter complete with the annexures thereto.

4.      CONSIDERATION

(A) Total Consideration: The total consideration for the Sale Shares shall be:-

          (i)   the Cash Portion;

          (ii)  the allotment to the Vendors of the Initial Consideration
                Shares;

          (iii) the allotment to the Vendors of the Additional Consideration Shares (if any) issued and delivered in accordance with sub-clause (C); and

          (iv) the Performance Payments (if any) made in accordance with sub-clause (F),each payable to the Vendors in the Shareholding Proportion; and

          (v) the obligation on the part of the Purchaser to provide funds to the Company in accordance with sub-clause (G).

(B)     Initial Consideration Shares

(i) The Initial Consideration Shares shall carry the right to receive in full all dividends and other distributions declared, made or paid in respect thereof on and after Completion.

(ii) In addition to and notwithstanding the provisions of sub-clause (D)(i), the Vendors will not be permitted to sell, transfer, assign or otherwise dispose of any of the Initial Consideration Shares at any time before the First Anniversary and, unless any of the Initial Consideration Shares are otherwise redeemed under paragraph (ii) or
        (iii) of sub-clause (D), the Vendors may only dispose of up to one-half of their respective shareholdings of the Initial Consideration Shares during the one year period commencing on the First Anniversary. After the Second Anniversary, all Initial Consideration Shares then held by any Vendor may be disposed of at his discretion. The agreements entered into by each Vendor under this paragraph (ii) are entered into by the Vendors severally (and not jointly).

(C)     Additional Consideration Shares

(i)     Subject to paragraphs (ii) and (iii) of sub-Clause (D) and paragraph
        (ii) of this sub-clause, in the event that

 INFOTEL - Share Sale Agmt

                                       9.



         the fair market value of an Initial Consideration Share is less than X (as defined below) per share on the First Anniversary or on the Second Anniversary, the Purchaser will issue and deliver to the Vendors additional shares of the common stock of the Purchaser (the "Additional Consideration Shares") in an amount equal to the lesser of:-

         (aa) the quotient obtained by dividing one-half of the ICS Value by the fair market value (as defined below) per share of the Purchaser's common stock as at the First Anniversary or the Second Anniversary, as the case may be, less one-half of the number of all of the Initial Consideration Shares; and

         (bb) the quotient obtained by dividing one-half of the ICS Value by 0.55X, less one-half of the number of all of the Initial Consideration Shares,

         where:-

         the "fair market value" of a share of the Purchaser's common stock on the First Anniversary and the Second Anniversary shall be the average of the closing sale price of the Purchaser's common stock as reported on The NASDAQ Small Cap Market System (or any alternative exchange on which the Purchaser's common stock is then being traded) for the five trading days immediately preceding the First Anniversary and the Second Anniversary, as the case may be; and

         "X" means US$5.00 (unless the Purchaser's stock of which Initial Consideration Shares form part, are split or a rights offering is made in respect thereof, in which case "X" shall be adjusted accordingly).


 (ii) In the event that in accordance with the foregoing paragraph (i) Additional Consideration Shares are to be issued as at the First Anniversary or the Second Anniversary, as the case may be, and redemption(s) of Initial Consideration Shares shall have been effected under sub-clause (D), then the number of Additional Consideration Shares to be issued shall be reduced by the same proportion as the proportion which the number of Initial Consideration Shares which have been redeemed bears to all the Initial Consideration Shares.


 (iii) For the avoidance of doubt, in the event that the Completion Accounts shall not have become binding for purposes of paragraph 4.4 of
         Schedule 3 and the final number of Initial Consideration Shares shall accordingly not have been determined by the First Anniversary, the

INFOTEL - Share Sale Agmt

                                      10.



        Additional Consideration Shares to be issued by the Purchaser with reference to the First Anniversary shall, in accordance with paragraph
        (i), be issued as soon as practicable after the final number of Initial Consideration Shares shall have been determined.

(iv) For the avoidance of doubt, it is hereby acknowledged and agreed that the Purchaser shall have no further obligation to issue Additional Consideration Shares to the Vendors after the Second Anniversary.

(D)     Redemption

(i) At any time and from time to time up to the Second Anniversary, the Purchaser shall have the option (but not the obligation) to redeem in the Shareholding Proportion all or any portion of the Initial Consideration Shares and the Additional Consideration Shares. The aggregate redemption price for all of the Initial Consideration Shares and any Additional Consideration Shares which shall have been issued to the Vendors under sub-Clause (C)(i) shall be an amount equivalent to the Cash Portion.

(ii) In the event of a redemption (either in a single transaction or series of transactions) of all of the Initial Consideration Shares:-

        (aa) at any time on or before the First Anniversary, then all of the Initial Consideration Shares issued to date shall be deemed to have been redeemed and the Purchaser shall have no obligation to issue any Additional Consideration Shares to the Vendors under sub-Clause (C)(i) whether on the First Anniversary or the Second Anniversary; and

        (bb) at any time after the First Anniversary but before the Second Anniversary, then all of the Initial Consideration Shares and Additional Consideration Shares issued to date shall be deemed to have been redeemed and the Purchaser shall have no obligation to issue any Additional Consideration Shares to the Vendors under sub-Clause (C)(i) on the Second Anniversary.

(iii) If the Purchaser elects to redeem only a portion of the Initial Consideration Shares, Additional Consideration Shares (if any) then issued prior to the redemption date shall be redeemed in the same proportion (the "Relevant Proportion") as the portion of the Initial Consideration Shares being redeemed bears to all of the Initial Consideration Shares. The redemption price payable for the Initial Consideration Shares and Additional Consideration Shares being redeemed, shall be equal to the Relevant Proportion of the Cash Portion.

(iv) The Purchaser will be entitled to exercise its option to redeem the Initial Consideration Shares and the Additional Consideration Shares, regardless of whether or not the restrictions on transfer of any of the Initial Consideration Shares described in sub-clause (B)(ii) are effective, provided however that the Purchaser will not be entitled to redeem the Initial Consideration Shares and the Additional

 INFOTEL - Share Sale Agmt

                                      11.



         Consideration Shares which shall have been properly sold, transferred, assigned or otherwise disposed by the Vendors in accordance with the provisions of sub-clause (B)(ii).

 (v) In the event that any Vendor so sells, transfers, assigns or otherwise disposes of his Initial Consideration Shares and/or Additional Consideration Shares, the aggregate price payable to all Vendors for redemption of all Initial Consideration Shares and Additional Consideration Shares shall be reduced in the same proportion as the proportion which the number of Initial Consideration Shares and/or Additional Consideration Shares so sold, transferred, assigned or otherwise disposed bears to all Initial Consideration Shares and (as then issued) all Additional Consideration Shares respectively.

 (vi) For the avoidance of doubt, the Initial Consideration Shares and the Additional Consideration Shares shall not be redeemable by the Purchaser under the provisions of this sub-Clause (D) following the Second Anniversary.

 (vii) The agreements entered into by each Vendor under this sub-clause (D) are entered into by each Vendor severally (and not jointly).

 (E) Consideration Shares: The Consideration Shares will not be registered under the Securities Act of 1933 of the United States of America, as amended (the "Securities Act"), or under any state securities laws, and will be subject to restrictions on transfer until such time as the Consideration Shares may be sold in reliance upon the exemption from registration afforded by Rule 144 promulgated by the SEC under the Securities Act, or another exemption from registration, or until such shares are registered.

 (F)     Performance Payments

 (i) In respect of the Company's financial years ending 30th June 1998 and 30th June 1999 respectively (each, a "Pay-Out Financial Year"), the Purchaser agrees to pay the Vendors S$2.00 for every S$1.00 of Profit After Tax (as defined in paragraph (ii)) earned by the Company in the ordinary course of business during each Pay-Out Financial Year; provided however that the Purchaser shall cease to be liable to make any further payments to the Vendors under this sub-Clause (F) once it shall have paid up to an amount of S$3,200,000.00 in aggregate.

 (ii) For purposes of this sub-Clause (F), the amount of "Profit After Tax" shall be conclusively determined by the Purchaser's Accountants on the basis of the Company's audited accounts in respect of a Pay-Out Financial Year

INFOTEL - Share Sale Agmt

                                      12.



        in question (which accounts shall be prepared in accordance with generally accepted accounting principles by the Company's auditors for the time being); provided however that:-

        (aa) for the purposes of determining such amount, the ordinary course of business of the Company during that Pay-Out Financial Year shall exclude net losses suffered from business and activities which the Company does not carry on in the ordinary course as at the date of this Agreement;

        (bb) the amount of Profit After Tax shall exclude all amounts by way of incentive bonuses (referred to in clause 3.4 of the Service Agreement) paid to Specified Employees in respect of that Pay-Out Financial Year;

        (cc) in respect of the Pay-Out Financial Year ending 30th June 1999, there shall be taken into account any net losses incurred by the Company in respect of the Pay-Out Financial Year ending 30th June 1998 (but net losses suffered from business and activities which the Company does not carry on in the ordinary course as at the date of this Agreement are not required to be taken into account).

(iii) Any payment due to the Vendors as aforesaid shall (subject to the Vendors having given to the Purchaser payment instructions therefor) be made to the Vendors no later than 30 days after the date of filing with the SEC of the Purchaser's annual report on Form 10-KSB or other similar form for the year ended on the last day of each Pay-Out Financial Year.

(iv) In the event that the Purchaser fails in respect of any Pay-Out Financial Year to make a payment under this sub-clause (F) to any one or more of the Vendors, the provisions of Schedule 5 shall take effect in accordance with the terms thereof.

(G)     Incentive Bonuses

(i) The Purchaser shall provide the Company with funds of up to S$300,000.00 for purposes of making payments to the Specified Employees of the incentive bonuses in accordance with the provisions of clause
        3.4 of and Schedule 2 to the Service Agreements. The incentive bonuses shall be payable if the Company earns Profit After Tax (as defined below) in respect of each of the Company's financial years ending 30th June 1998, 30th June 1999 and 30th June 2000 respectively (each, a "Relevant Financial Year"). "Profit After Tax" shall have the

 INFOTEL - Share Sale Agmt

                                      13.



         meaning ascribed to it in paragraph 1 of Schedule 2 to the Service Agreements.

 (ii) The Specified Employees (or their respective successors who shall have completed not less than six months employment with the Company) shall participate in the amount of incentive bonus declared in respect of any one Relevant Financial Year according to the percentage (the "Participation Percentage") of the Profit After Tax for that Relevant Financial Year set against their respective names:-

            (a)  Managing Director                                     -   1.5%
            (b)  Director, Sales and Marketing                         -   1.5%
            (c)  Sales and Marketing Manager, Test Instruments         -   4.0%
            (d)  Finance Manager                                       -   2.4%
            (e)  Manager, CSD                                          -   2.4%
            (f)  Business Development Manager                          -   1.0%
            (g)  Manager, Projects and Radio Systems                   -   1.6%
            (h)  Sales and Marketing Manager, Networking Systems       -   1.6%
                                                                          -----
                                                                  Total-  16.0%
                                                                          =====

         Provided however that if a Specified Employee shall have been in the employ of the Company for less than one year, the amount of incentive bonus received by him in respect of that Relevant Financial Year, shall be pro- rated according to the number of months he has been employed by the Company in that Relevant Financial Year.

 (iii) In the event that less than S$300,000.00 in aggregate shall have been declared by the Company as at the end of the Relevant Financial Year ending 30th June 2000, the Company shall, irrespective of whether the Company shall have earned any Profit After Tax for the Company's financial year ending 30th June 2001, pay to the Specified Employees in the same proportion as their proportionate entitlements to the Participation Percentage the amount of the shortfall below S$300,000.00, within sixty (60) days of finalisation of the Company's audited accounts for that financial year.

 (iv) In calculating all incentive bonuses to be paid to the Specified Employees, any and all contributions which the Company (as employer) is required to make to the Central Provident Fund in connection with such incentive bonuses shall be taken into account for purposes of aggregating the S$300,000.00 limit referred to in paragraph (i).

 (v) The incentive bonus payable to a Specified Employee under the Service Agreement, shall only be paid to a Specified

INFOTEL - Share Sale Agmt

                                      14.



        Employee on condition that he remains in the employment of the Company at the time when payment thereof is due to be made under the Service Agreement.

5.      REPRESENTATIONS BY PURCHASER

        The Purchaser represents and warrants to and for the benefit of each of the Vendors that:-

        (a) it has the power to enter into, exercise its rights and perform and comply with its obligations under this Agreement;

        (b) all action, conditions and things required to be taken, fulfilled and done (including the obtaining of any necessary consents and approvals) in order to (i) enable it lawfully to enter into, exercise its rights and perform and comply with its obligations under this Agreement and (ii) ensure that those obligations are valid, legally binding and enforceable shall be taken, fulfilled and done as at Completion;

        (c) its obligations under this Agreement are valid, binding and enforceable; and

        (d) the allotment and issue of the Consideration Shares to be allotted and issued pursuant to the provisions of this Agreement shall on the date(s) of allotment and issue thereof, be duly authorised by the Purchaser and each of the Consideration Shares shall when issued be valid, fully paid and (unless otherwise provided in this Agreement) free from any liens, charges and encumbrances.

6.      COMPLETION

(A) Date and place of Completion: Completion shall take place on the Completion Date at the offices of Messrs. Allen & Gledhill of 36 Robinson Road #18-01, City House, Singapore 068877 at 2:00 p.m. (unless otherwise agreed between the parties).

(B)     Vendors' Obligations

        On Completion the Vendors shall:-

        (i) together with the Purchaser, instruct the Escrow Agent to deliver to the Purchaser duly executed transfers of the Sale Shares by the registered holders thereof in favour of the Purchaser together with the relative share certificates;

        (ii)    deliver to the Purchaser as agent for the Company:-

INFOTEL - Share Sale Agmt

                                      15.




                  (aa) all the statutory and other books (duly written up to date) of the Company and its certificate of incorporation, any certificates of incorporation on change of name and common seal; and

                  (bb) the Service Agreements, each executed by the relevant Specified Employee;

         (iii) procure a board meeting of the Company to be duly convened and held at which there shall be:-

                  (aa) passed a resolution to register the transfers of the Sale Shares and (subject only to due stamping) to register, in the register of members, the Purchaser as the holder of the shares concerned;

                  (bb) revoked all existing authorities to banks and new authorities shall be given to such banks and on such terms as the Purchaser may direct;

                  (cc) approved and entered into such supplemental or other agreements and/or security documents (if any) as may be required by any of the Company's lenders as a condition of such lender's consent to the release of any security given by any one or more of the Vendors for banking facilities granted to the Company;

                  (dd) approved and entered into Service Agreements between each of the Specified Employees and the Company; and

         (iv) (if so required by the Purchaser by reasonable prior notice) procure the discharge (by Completion or within a reasonable period thereafter) of all guarantees and like obligations given by the Company in respect of the obligations of any other person (and including the guarantees and obligations stipulated to be discharged at Completion in the Disclosure Letter), such discharge to be given in the agreed terms.

 (C)     Purchaser's Obligations

         On Completion, the Purchaser shall:-

         (i) pay the Cash Portion, by delivery to the Escrow Agent of the relevant cashier's orders made in favour of each of the Vendors;

         (ii) deliver to the Escrow Agent the share certificates in respect of the Initial Consideration Shares;

         (iii) together with all the Vendors, instruct the Escrow Agent to deliver to each Vendor in his Shareholding Proportion:-

INFOTEL - Share Sale Agmt

                                      16.




                (aa) the relevant cashier's order for the Purchaser's payment of the Cash Portion; and

                (bb)     (subject to sub-clause (E)) the Initial Consideration
                         Shares;

        (iv) provide evidence reasonably satisfactory to the Vendors that all personal guarantees given by any one or more of the Vendors as security for banking facilities granted to the Company, shall be discharged as at Completion or within a reasonable period thereafter.

(D)     Failure to complete

        If in any respect the obligations of the Vendors or Purchaser are not complied with on the Completion Date the party not in default may:-

        (i) defer Completion to a date not more than 28 days after the Completion Date (and so that the provisions of this sub-clause
                (D), apart from this item, shall apply to Completion as so deferred); or

        (ii) proceed to Completion so far as practicable (without prejudice to its rights hereunder); or

        (iii)   rescind this Agreement.

(E)     Escrow Arrangements

        In the event that the Completion Accounts shall not have become binding for purposes of paragraph 4.4 of Schedule 3 by the Completion Date, the parties agree that the following provisions shall take effect (and the Escrow Agent shall be instructed accordingly):-

        (i) share certificates for a provisional number of 428,560 Initial Consideration Shares shall prior to the Completion Date, be delivered to the Escrow Agent for purposes of sub-clause (C)(ii);

        (ii) share certificates in respect of half of the provisional number of 428,560 Initial Consideration Shares shall be released by the Escrow Agent to the Vendors on Completion Date;

        (iii) share certificates in respect of the remaining half of the provisional number of 428,560 Initial Consideration Shares shall not be released to the Vendors on Completion Date, but instead be held in escrow by the Escrow Agent under the Escrow Agent Agreement pending release thereof;

 INFOTEL - Share Sale Agmt

                                      17.




         (iv) after the Completion Accounts shall have become binding for purposes of paragraph 4.4 of Schedule 3, the parties shall determine the final number of Initial Consideration Shares in accordance with paragraph 5 of Schedule 3;

         (v) the Purchaser shall forthwith furnish to the Escrow Agent substitute or further share certificates in respect of shares in its common stock as may be appropriate, with the intent that, after taking into account half of the provisional number of 428,560 Initial Consideration Shares released to the Vendors on Completion Date, the Vendors shall in their respective Shareholding Proportion receive the final number of Initial Consideration Shares;

         (vi) the parties shall instruct the Escrow Agent as to the Escrow Agent's release to (aa) each of the Vendors in his Shareholding Proportion, of all or part of the share certificates in respect of the Initial Consideration Shares then held by it in escrow and any substitute or further share certificates furnished to the Escrow Agent under the foregoing paragraph (v) and (bb) the Purchaser of the remaining share certificates;

         (vii) if the final number of Initial Consideration Shares as finally determined shall be less than half of the provisional number of 428,560 Initial Consideration Shares, (aa) the Vendors shall be required to forthwith deliver up to the Purchaser the share certificates released to the Vendors on Completion Date in exchange for share certificates allotted to each Vendor for the final number of Initial Consideration Shares in his Shareholding Proportion and (bb) the Vendors and the Purchaser shall instruct the Escrow Agent to forthwith deliver up to the Purchaser all share certificates then held by it in escrow;

         (viii) the release of share certificates under the foregoing paragraph (vii) shall take place 15 Business Days after the Completion Accounts shall have become binding for purposes of paragraph 4.4 of Schedule 3 (or if such day is not a Business Day, on the immediately succeeding Business Day).

 7.      PURCHASER's RIGHT OF ACCESS

         From the date of this Agreement, the Purchaser and any persons authorised by it shall be allowed full access to

INFOTEL - Share Sale Agmt

                                      18.




        all the premises, books and records of the Company, and the Vendors shall supply or procure the supply of any information reasonably required by the Purchaser relating to the Company and its affairs.

8.      RESTRICTIONS ON VENDORS

(A) Restricted Business: In this clause, "Restricted Business" means the business of distribution and/or servicing and/or maintenance of telecommunications equipment within Singapore and which directly or indirectly competes with the business of the Company carried on at the date of this Agreement.

(B)     Covenants

        Each Vendor undertakes with the Purchaser (as trustee for itself and the Company) and its successors in title that he will not:-

        (i) for the period commencing from the date of this Agreement up to and including the Specified Date (as defined below), either on his own account or in conjunction with or on behalf of any person, firm or company, carry on or be engaged, concerned or interested (directly or indirectly and whether as principal, shareholder, director, employee, agent, consultant, partner or otherwise) in carrying on any Restricted Business (other than as a holder of less than five per cent. of any class of shares or debentures listed on the Stock Exchange of Singapore Limited or any other recognised stock exchange);

        (ii) for the period commencing from the date of this Agreement up to and including the Specified Date, either on his own account or in conjunction with or on behalf of any person, firm or company, solicit or endeavour to entice away from the Company any person who at the date of this Agreement is (or who within a period of one year prior to the date of this Agreement has been) a director, officer, manager, employee or servant of the Company whether or not such person would commit a breach of contract by reason of leaving service or office;

        (iii) for the period commencing from the date of this Agreement up to and including the Specified Date, either on his own account or in conjunction with or on behalf of any person, firm or company, in connection with any Restricted Business deal with, solicit the custom of or endeavour to entice away from the Company any person who at the date of this Agreement is (or who within a period of one year prior to the date of this Agreement has been) a customer of the Company whether or not such person would commit a breach of contract by reason of transferring business;

        (iv) for the period commencing from the date of this Agreement up to and including the Specified Date, either on his own account or in conjunction with or on behalf of any person, firm or

 INFOTEL - Share Sale Agmt

                                      19.



                  company, in connection with any Restricted Business endeavour to entice away from the Company any person who at the date of this Agreement is (or who within a period of one year prior to the date of this Agreement has been) a supplier of the Company whether or not such person would commit a breach of contract by reason of transferring business; and

         (v) at any time after the date of this Agreement, directly or indirectly use or attempt to use in the course of any business on his own account or in conjunction with or on behalf of any person, firm or company, any trade or service mark, trade name, design or logo (whether registered or not) used in the business of the Company or any other name, logo, trade or service mark or design which is or might be confusingly similar thereto.

         For purposes of this sub-clause (B), the "Specified Date" means the earlier of:-

         (aa) the date falling one year after the date on which the Purchaser shall have paid up to $3,200,000.00 in aggregate by way of performance payments under clause 4(F); and

         (bb)     30th June 1999.

 (C)     Vendors to procure compliance

         Each Vendor undertakes to take all such steps as shall from time to time be necessary to ensure compliance with the terms of sub-clause
         (B) by his employees and agents.

 (D)     Separate Covenants

         Each of the undertakings in sub-clauses (B) and (C) shall be construed as a separate and independent undertaking and if one or more of the undertakings is held to be void or unenforceable, the validity of the remaining undertakings shall not be affected.

 (E)     Reasonableness

         The Vendors agree that the restrictions and undertakings contained in sub-clauses (B) and (C) are reasonable and necessary for the protection of the Purchaser's legitimate interests in the goodwill of the Company, but if any such restriction or undertaking shall be found to be void or voidable but would be valid and enforceable if some part or parts of the restriction or undertaking were deleted, such restriction or undertaking shall apply with such modification as may be necessary to make it valid and enforceable.

 (F)     Void or Unenforceable Restrictions

         Without prejudice to sub-clause (E), if any restriction or undertaking is found by any court or other competent authority to be void or unenforceable the parties shall negotiate in good faith to

INFOTEL - Share Sale Agmt

                                      20.



        replace such void or unenforceable restriction or undertaking with a valid provision which, as far as possible, has the same legal and commercial effect as that which it replaces.

(G)     Confidential Information Concerning the Company

(i) The Vendors shall not and shall procure that none of their respective officers or employees shall, make use of or divulge to any third party (other than to the Vendors" professional advisers for the purpose of this Agreement in which case the Vendors shall use all reasonable endeavours to procure that such advisers keep such information confidential on terms equivalent to this Clause) any confidential information relating to the Company save only:-

        (aa) insofar as the same has become public knowledge otherwise than, directly or indirectly, through any Vendor's breach of this paragraph (i) or the failure of the officers, employees or professional advisers referred to above to keep the same confidential; or

        (bb) to the extent required by law or by any supervisory or regulatory body whether in Singapore or United States of America,

        provided however that any Vendor who is also employed by the Company may use or divulge confidential information relating to the Company in the manner and to the extent permitted under his service agreement with the Company.

(ii) In the event that the sale and purchase of the Sale Shares is for any reason not completed hereunder, the Purchaser shall not and shall procure that none of its officers or employees shall, make use of or divulge to any third party (other than to the Purchaser's professional advisers for the purpose of this Agreement in which case the Purchaser shall use all reasonable endeavours to procure that such advisers keep such information confidential on terms equivalent to this Clause) any confidential information relating to the Company save only:-

        (aa) insofar as the same has become public knowledge otherwise than, directly or indirectly, through the Purchaser's breach of this paragraph (ii) or the failure of the officers, employees or professional advisers referred to above to keep the same confidential; or

        (bb) to the extent required by law or by any supervisory or regulatory body whether in Singapore or United States of America.

(H)     Obligations several

        The undertakings and agreements given or entered into by each Vendor under this clause 8 are given and entered into by the Vendors severally (and not jointly).

 INFOTEL - Share Sale Agmt

                                      21.




 9.      WARRANTIES

 (A)     General

         The Vendors hereby jointly and severally warrant and represent to the Purchaser in the terms of the Warranties and acknowledge and accept that the Purchaser is entering into this Agreement in reliance upon each of the Warranties, and each of the Warranties is deemed to be repeated by the Vendors from day to day and on each day during the period from the date of this Agreement up to (and including) the date of Completion.

 (B)     Purchaser's knowledge

         The Warranties are given subject to matters fairly disclosed in this Agreement or in the Disclosure Letter, but no other information relating to the Company of which the Purchaser has knowledge (actual or constructive) shall prejudice any claim made by the Purchaser under the Warranties or operate to reduce any amount recoverable.

 (C)     Warranties to be independent

         Each of the Warranties shall be separate and independent and, save as expressly provided, shall not be limited by reference to any other Warranty or anything in this Agreement.

 (D)     Damages

         Without restricting the rights of the Purchaser or the ability of the Purchaser to claim damages on any basis in the event that any of the Warranties is broken or proves to be untrue or misleading, the Vendors hereby jointly and severally covenant to pay, on demand, to the Purchaser:-

         (i) the amount necessary to put the Company into the position which would have existed if the Warranties had not been broken and had been true and not misleading; and

         (ii) all costs and expenses incurred by the Purchaser or the Company, directly or indirectly, as a result of such breach,

         provided however that all amounts, costs and expenses paid under the foregoing paragraphs (i) and (ii) shall be subject to the limitations set out in sub-clause (I).

 (E)     Liaison on Conduct of Business

         The Vendors shall procure that, from the date of this Agreement until Completion, the business of the Company is carried on in the usual and normal course and that the Company shall not enter into any contract or commitment or do anything which, in any such case, is either out of the ordinary and usual course of its business or of a

INFOTEL - Share Sale Agmt

                                      22.



        material nature without the prior consent in writing of the Purchaser. In particular, but without limiting the foregoing, the Vendors shall procure that from the date of this Agreement until Completion, save with the prior consent in writing of the Purchaser, the Company shall not:-

        (i) make any alteration to its memorandum or articles of association or any other document or agreement establishing, evidencing or relating to its constitution or operation;

        (ii)    alter the nature or scope of its business;

        (iii) manage its business otherwise than in accordance with its business and trading policies and practice to date as currently practised, except as may be necessary to comply with any legislative changes;

        (iv) enter into any agreement or arrangement or permit any action whereby another company becomes its subsidiary or another business becomes its subsidiary undertaking;

        (v) enter into any transaction other than on arm's length terms and for valuable consideration;

        (vi) (other than transactions entered into in the ordinary course of business relating to inventory) acquire or enter into any agreement to acquire (whether by one transaction or by a series of transactions) the whole or a substantial or material part of the business, undertaking or assets of any other person;

        (vii) (other than transactions entered into in the ordinary course of business relating to inventory) dispose of or enter into any agreement to dispose of (whether by one transaction or by a series of transactions) the whole or any substantial or material part of its business, undertaking or assets;

        (viii) (save in respect of the purchase of a new car for Leong Sau Pan as disclosed in the Disclosure Letter) incur or agree to incur any capital expenditure with a value in excess of S$25,000.00;

        (ix) (other than forward contracts entered into and bank guarantees furnished in the ordinary course of business) take or agree to take any loans, borrowings or other form of funding or financial facility or assistance, or enter into or agree to enter into any foreign exchange contracts, interest rate swaps, collars, guarantees or agreements or other interest rate instruments;

        (x) (other than subsisting banking facilities extended to the Company for purposes of its business) grant or agree to grant any loans or other financial facilities or assistance

 INFOTEL - Share Sale Agmt

                                      23.



                  to or any guarantees or indemnities for the benefit of any person or create or allow to subsist any mortgage, charge or other encumbrance over the whole or any part of its undertaking, property or assets (other than liens arising by operation of law);

         (xi) enter into or agree to enter into any joint venture, partnership or agreement or arrangement for the sharing of profits or assets;

         (xii) (save for the Service Agreements) enter into or agree to enter into any death, retirement, profit sharing, bonus, share option, share incentive or other scheme for the benefit of any of its officers or employees or make any variation (including, but without limitation, any increase in the rates of contribution) to any such existing scheme or effect any key man insurance;

         (xiii) commence, compromise or discontinue any legal or arbitration proceedings (other than routine debt collection);

         (xiv) prematurely repay or prepay any loans, borrowings or other financial facilities or assistance made available to it;

         (xv) terminate the employment or office of any of its directors, officers or Specified Employees or appoint any new director, officer or senior employee or (save in the ordinary course of business) any consultant or materially alter the terms of employment or engagement of any director, officer, senior employee or consultant;

         (xvi) declare, make or pay any dividend or distribution (whether of capital or of profits);

         (xvii) (save where (aa) prior written notice is given to the Purchaser in respect of any contract or arrangement having a value in excess of S$1,000,000.00 and (bb) the prior written consent of the Purchaser is obtained in respect of any contract or arrangement having a value in excess of S$2,500,000.00) make or agree to any material amendment, variation, deletion, addition, renewal or extension to or of, or terminate or give any notice or intimation of termination of, or breach or fail to comply with the material terms of any contract or arrangement; and

         (xviii) pay or agree to pay any remuneration, fee or other sum to any Vendor or any Affiliate (other than remuneration properly accrued due or reimbursement of business expenses properly incurred, in each case as disclosed in the Disclosure Letter),

INFOTEL - Share Sale Agmt

                                      24.




        provided however that the Directors may prior to Completion (without the Purchaser's consent) and subject to the requirements of Section 403 of the Companies Act, declare interim net dividends of an aggregate amount not exceeding S$3,000,000.00 in respect of the Company's financial year ending on 30th June 1998 and in connection therewith:-

        (1) such interim net dividends shall be declared on the basis that they shall be payable after the Directors have ascertained the quantum of cash, cash equivalents and marketable securities owned by the Company as at 31st December 1997;

        (2) if the quantum so determined has an aggregate value equal to or greater than S$1,500,000.00, the Directors shall thereupon be entitled to pay the full amount of the interim dividends so declared;

        (3) if the quantum so determined has an aggregate value of less than S$1,500,000.00, the Directors shall forthwith revoke the interim net dividends so declared by the amount of the difference between the quantum so determined and S$1,500,000.00, and pay out to the Vendors the amount remaining as interim net dividends;

        (4) for purposes of calculating the said S$1,500,000.00 quantum, the sum of S$450,000.00 paid to Motorola ISG on 29th December 1997 in respect of invoice nos. 2786375, 2808046, 2855730, 96/03076, 96/09728 and 97/03480, may be
                     added back and deemed not to have been paid out by the Company; and

        (5) in the event that the profits of the Company distributable as dividends shall, on the basis of the audited accounts in respect of financial year ending on 30th June 1998, be less than the amount of interim net dividends declared and paid under this proviso, the Vendors shall forthwith on demand by the Company repay the difference between the amounts of the distributable profits and the interim net dividends.

(F)     Further Disclosure by Vendors

        The Vendors without prejudice to sub-clause (E) shall forthwith disclose in writing to the Purchaser any matter or thing which may arise or become known to any Vendor after the date hereof and before Completion which is inconsistent with any of the Warranties in any material respect or which might make any of them inaccurate or misleading in any material respect if they were given at any and all times from the date hereof up to Completion or which is material to be known to a purchaser for value of the Sale Shares.

(G)     Rescission

        In the event of any act or omission which would make any of the Warranties inaccurate or misleading in any material respect becoming

 INFOTEL - Share Sale Agmt

                                      25.



         known to the Purchaser before Completion or in the event of it becoming apparent on or before Completion that any Vendor is in breach of any of the Warranties in any material respect or any other material term of this Agreement, the Purchaser may at its option either:-

         (i)      rescind this Agreement by notice in writing to the Vendors;
                  or

         (ii) proceed to Completion but without prejudice to its right to claim for breach of this Agreement or such Warranties.

 (H)     Waiver of Claims

         Each Vendor undertakes to the Purchaser that it will not make or pursue any claim which it has or may have against the Company or any of the Employees (referred to in paragraph 2.11(B)(1) of Schedule 2) in respect of or arising out of the Warranties or any information supplied by them to or on behalf of the Vendors or any Vendor's professional advisers on or prior to the date hereof.

 (I)     Vendor Protection

         The liability of the Vendors in respect of any claim under or in connection with the Warranties (each such claim, a "Relevant Claim") shall be limited as follows:-

         (i) the aggregate liability of the Vendors in respect of Relevant Claims shall be limited to S$11,000,000.00;

         (ii) the Vendors shall not be liable in respect of a Relevant Claim unless the aggregate liability of the Vendors in respect of all Relevant Claims exceeds S$100,000.00 in which case the Vendors shall jointly and severally be liable for the whole amount and not merely the excess over S$100,000.00;

         (iii) the Vendors shall have no liability in respect of any Relevant Claim unless the Purchaser shall have given notice in writing to the Vendors of such claim on or before 31st December 1999;

         (iv) if the Vendors pay to or for the benefit of the Purchaser an amount in respect of any Relevant Claim and any of the Purchaser or the Company subsequently receives from any other person any payment in respect of the matter giving rise to the Relevant Claim, the Purchaser shall thereupon pay to the Vendors (unless otherwise requested, in the Shareholding Proportion) an amount equal to the payment received, after having taken into account any cost, liability (including tax liability) or expense in respect thereof and except to any extent that the liability of the Vendors in respect of the

INFOTEL - Share Sale Agmt

                                      26.



                Relevant Claim was reduced to take account of such payment;

        (v) in respect of any claim made by or against the Company in relation to third parties which is subject- matter of a Relevant Claim, the Purchaser shall at its absolute discretion, acting reasonably and in good faith, take all reasonable steps to defend or pursue such claim;

        (vi) the Vendors shall not be liable to the extent that any Relevant Claim arises out of any voluntary act or omission of the Purchaser or its directors, employees or agents after Completion;

        (vii) the Vendors shall not be liable to the extent that any Relevant Claim arises out the passing or any change in any law, rule, regulation or administrative practice of any government, governmental department, agency or regulatory body affecting the Company after the date of this Agreement,

        Provided However that the foregoing limits on the Vendors" liability shall not apply in respect of any Relevant Claim if it is (or the delay in the discovery of which is) the consequence of fraud, falsification or wilful concealment by any Vendor.

10.     CONFIDENTIALITY

(A)     Confidentiality

        Subject to sub-clause (B) and to Clause 11 and without prejudice to clause 8(G), each party:-

        (i) shall treat as strictly confidential information obtained or received by it as a result of its entering into or performing its obligations under this Agreement or relating to the negotiations concerning, or the provisions or subject matter of, this Agreement or the other party ("confidential information"); and

        (ii) shall not, except with the prior written consent of the other party (which shall not be unreasonably withheld or delayed), publish or otherwise disclose to any person any confidential information.

(B)     Permitted Disclosures

        Sub-clause (A) shall not apply if and to the extent that:-

        (i) such disclosure is required by law or by any securities exchange or regulatory or governmental body having jurisdiction over it and whether or not the requirement has the force of

 INFOTEL - Share Sale Agmt

                                      27.



                  law;

         (ii) the confidential information was lawfully in its possession prior to its disclosure by the other party (as evidenced by written records) and had not been obtained from that other party; or

         (iii) the confidential information has come into the public domain other than through its fault or the fault of any person to whom the confidential information has been disclosed.

 (C)     Continuance of Restrictions

         The restrictions contained in this Clause on the part of the Vendors shall survive Completion.

 (D)     Obligations several

         The agreements entered into be each Vendor under this clause 10 are entered into by the Vendors severally (and not jointly).

 11.     ANNOUNCEMENTS

 (A)     Restriction

         Subject to sub-clause (B), neither the Vendors nor the Purchaser shall make any announcement, whether to the public, to the customers or suppliers of the Company, or to all or any of the employees of the Company, concerning the subject matter of this Agreement without the prior written approval of the other (which shall not be unreasonably withheld or delayed).

 (B)     Permitted Announcements

         Sub-clause (A) shall not apply if and to the extent that such announcement is required by law or by any securities exchange or regulatory or governmental body having jurisdiction over it and whether or not the requirement has the force of law and provided that any such announcement shall be made only after consultation with the other party.

 (C)     Continuance of Restrictions

         The restrictions contained in this Clause on the part of the Vendors shall survive Completion.

 (D)     Obligations several

         The agreements entered into by each Vendor under this clause 11 are entered into by the Vendors severally (and not jointly).

INFOTEL - Share Sale Agmt

                                      28.



12.     PROVISIONS RELATING TO THIS AGREEMENT

(A)     Assignment

        This Agreement shall be binding upon and inure for the benefit of the successors of the parties but shall not be assignable, save that the Purchaser may at any time after having given prior notice to the Vendors assign all or any part of its rights and benefits under this Agreement, including the Warranties and any cause of action arising under or in respect of any of them, to any Transferee (as defined below) of the share capital of the Company who may enforce them as if it had also been named in this Agreement as the Purchaser. A "Transferee" for purposes of this sub-clause (A) means either (i) any corporation in which the Purchaser beneficially owns a majority interest or (ii) any other corporation approved by the Vendors (whose approval shall not be unreasonably withheld).

(B)     Whole Agreement

(i) This Agreement, together with any documents referred to in it, constitutes the whole agreement between the parties relating to its subject matter and supersedes and extinguishes any prior drafts, agreements, undertakings, representations, warranties, assurances and arrangements of any nature, whether in writing or oral, relating to such subject matter.

(ii) The Purchaser acknowledges that it has not been induced to enter into this Agreement by any representation, warranty, promise or assurance by the Vendors or any other person save for those contained in this Agreement and in the Disclosure Letter. The Purchaser agrees that (except in respect of fraud) it shall have no right or remedy in respect of any other representation, warranty, promise or assurance save for those contained in this Agreement. The Purchaser acknowledges that its legal advisers have explained to it the effect of this paragraph (ii).

(iii) No variation of this Agreement shall be effective unless made in writing and signed by each of the parties.

(C)     Agreement Survives Completion

        The Warranties and all other provisions of this Agreement in so far as the same shall not have been performed at Completion, shall remain in full force and effect notwithstanding Completion.

(D)     Rights etc Cumulative and Other Matters

(i) The rights, powers, privileges and remedies provided in this Agreement are cumulative and are not exclusive of any rights, powers, privileges or remedies provided by law or otherwise.

(ii) No failure to exercise nor any delay in exercising any right, power, privilege or remedy under this Agreement shall in any way impair or affect the exercise thereof or operate as a waiver thereof in whole or in part.

 INFOTEL - Share Sale Agmt

                                      29.




 (iii) No single or partial exercise of any right, power, privilege or remedy under this Agreement shall prevent any further or other exercise thereof or the exercise of any other right, power, privilege or remedy.

 (E)     Release of One Vendor

         The Purchaser may release or compromise the liability of any of the Vendors hereunder without affecting the liability of the other Vendors.

 (F)     Further Assurance

         At any time after the date hereof each of the Vendors shall, at the request and cost of the Purchaser, execute or procure the execution of such documents and do or procure the doing of such acts and things as the Purchaser may reasonably require for the purpose of vesting the Sale Shares in the Purchaser or its nominees and giving to the Purchaser the full benefit of all the provisions of this Agreement.

 (G)     Invalidity

         If any provision of this Agreement shall be held to be illegal, void, invalid or unenforceable under the laws of any jurisdiction, the legality, validity and enforceability of the remainder of this Agreement in that jurisdiction shall not be affected, and the legality, validity and enforceability of the whole of this Agreement in any other jurisdiction shall not be affected.

 (H)     Counterparts

         This Agreement may be executed in any number of counterparts, which shall together constitute one Agreement. Any party may enter into this Agreement by signing any such counterpart.

 (I)     Costs

         Each party shall bear its own costs arising out of or in connection with the preparation, negotiation and implementation of this Agreement.

 (J)     Notices

 (i) Any notice or other communication required to be given under this Agreement or in connection with the matters contemplated by it shall, except where otherwise specifically provided, be in writing and shall be addressed as provided in paragraph (ii) and may be:-

         (aa) personally delivered, in which case it shall be deemed to have been given upon delivery at the relevant address; or

         (bb)     if within Singapore, sent by pre-paid post, in which case it

INFOTEL - Share Sale Agmt

                                      30.



                shall be deemed to have been given two Business Days after the date of posting; or

        (cc) if from or to any place outside Singapore, sent by pre-paid airmail, in which case it shall be deemed to have been given seven Business Days after the date of posting; or

        (dd) sent by fax, in which case it shall be deemed to have been given when despatched, subject to confirmation of uninterrupted transmission by a transmission report provided that any notice despatched by fax after 5:00 p.m. (at the place where such fax is to be received) on any day shall be deemed to have been received at 8:00 a.m. on the next Business Day.

(ii)    The addresses and other details of the parties referred to in paragraph
        (i) are, subject to paragraph (iii):-

        Purchaser

        Name:            NHancement Technologies Inc.
        Address:         39420 Liberty Street, Suite 250
                         Fremont
                         California 94538
                         United States of America.
        Fax number:      (510) 744 4003
        For the attention of: Esmond T. Goei/Douglas S. Zorn

        Vendors

        1.      Name:            Gerard Foo Loke Kiean
                Address:         10 Persiaran Canton Victoria Park
                                 30250 Ipoh
                                 Perak
                                 Malaysia
                Fax number:      (603) 705 1818

        2.      Name:            James Han Kim Guan
                Address:         15 Mimosa Walk
                                 Singapore 807862
                Fax number:      -

        3.      Name:            Leong Sau Pan
                Address:         27B Fernhill Road
                                 Singapore 259089
                Fax number:      -

        4.      NAME:            FOO KHOON WONG
                Address:         7 Jalan Belfield
                                 Ipoh
                                 Perak
                                 Malaysia
                Fax number:      -

 INFOTEL - Share Sale Agmt

                                        31.


         5.       Name:            Sae Foo Kitipongse @ Foo Loke Khee
                  Address:         869/243 Muang Thong 4
                                   Sukumvit 101
                                   Bangkok 10250
                                   Thailand
                  Fax number:      66-2-3319697

 (iii) Any party to this Agreement may notify the other parties of any change to its address or other details specified in paragraph (ii), provided that such notification shall be effective only on the date specified in such notice or five Business Days after the notice is given, whichever is later.

 (K)     Good faith

         Each of the Vendors and the Purchaser agrees to at all times exercise good faith towards bringing the sale and purchase of the Sale Shares to Completion.

 13.     GOVERNING LAW AND JURISDICTION

 (A)     Governing Law

         This Agreement shall be governed by, and construed in accordance with, the laws of Singapore.

 (B)     Jurisdiction

         In relation to any legal action or proceedings to enforce this Agreement or arising out of or in connection with this Agreement ("proceedings") each of the parties irrevocably submits to the exclusive jurisdiction of the Singapore courts and waives any objection to proceedings in such courts on the grounds of venue or on the grounds that the proceedings have been brought in an inconvenient forum; provided however that the Vendors hereby acknowledge and agree that the parties" agreement to submit to the exclusive jurisdiction of the Singapore courts shall exclude and not apply to any action, claim, indemnity or proceeding made by the Purchaser against any one or more of the Vendors arising out of the Vendors' shareholding of Consideration Shares and/or Relevant NHancement Shares.

INFOTEL - Share Sale Agmt

                                      32.





                                   SCHEDULE 1



                                     PART I

The Vendors


                                                SHAREHOLDING        SALE
NAME AND PARTICULARS OF VENDOR                   PROPORTION        SHARES
1.  GERARD FOO LOKE KIEAN (MALAYSIA IC            FIVE PER         25,000
    NO. A3516527) OF 10 PERSIARAN CANTON            CENT.
    VICTORIA PARK, 30250 IPOH, PERAK, MALAYSIA


2.  JAMES HAN KIM GUAN (NRIC NO. S0028404A)      25 PER CENT.     125,000
    OF 15 MIMOSA WALK, SINGAPORE 807862


3.  LEONG SAU PAN (NRIC NO. S2570969A) OF        25 PER CENT.     125,000
    27B FERNHILL ROAD, SINGAPORE 259089


4.  FOO KHOON WONG (MALAYSIAN IC NO. 1376406)    20 PER CENT.     100,000
    OF 7 JALAN BELFIELD, IPOH, PERAK, MALAYSIA


5.  Sae Foo Kitipongse @ Foo Loke Khee           25 PER CENT.     125,000
    (Malaysian IC No. 7231358) 869/243
    Muang Thong 4, Sukumvit 101, Bangkok
    10250, Thailand



                                    PART II

Directors

1.      Leong Sau Pan

2.      James Han Kim Guan

INFOTEL - Share Sale Agmt                                           Schedule 1

                                      33.

                                    PART III

 Specified Employees

 1.      Leong Sau Pan, Managing Director

 2.      James Han Kim Guan, Director, Sales and Marketing

 3.      Ng Yam Sing, Sales and Marketing Manager, Test Instruments

 4.      Evelyn Yeo, Finance Manager

 5.      Peter Tsang, Manager, CSD

 6.      Rakesh Narang, Business Development Manager

 7.      Yeo York Hong, Manager, Projects and  Radio Systems

 8. (position vacant as at date of this Agreement) Sale and Marketing Manager, Networking Systems




                                    PART IV

 Particulars of the Company


 Name:                            INFOTEL TECHNOLOGIES (PTE) LTD

 Number:                          198305034M

 Registered Office:               19 Tai Seng Drive #06-00, Singapore 535222

 Authorised Capital:              S$500,000.00

 Issued Capital:                  S$500,000.00

 Directors and other
 directorships:                   Leong Sau Pan (no other directorships)
                                  James Han Kim Guan (no other directorships)

 Secretary:                       Tan Lay Hiong

 Accounting Reference
 Date:                            30th June

 Auditors:                        Ernst & Young

INFOTEL - Share Sale Agmt


                                      34.




                                   SCHEDULE 2

                         Warranties and representations



1       INTERPRETATION

1.1     In this Schedule, where the context admits:

        "Computer Systems" means the Hardware, Software and Data;

        "Data" means any data or information used by or for the benefit of the Company at any time and stored electronically at any time;

        "Hardware" means any computer equipment used by or for the benefit of the Company at any time including, without limitation, PCs, mainframes, screens, terminals, keyboards, disks, printers, cabling, associated and peripheral electronic equipment but excluding all Software;

        "Intellectual Property" means patents, trade marks, service marks, rights (registered or unregistered) in any designs; applications for any of the foregoing; trade or business names; copyright (including rights in computer software) and topography rights; know-how; secret formulae and processes; lists of suppliers and customers and other confidential and proprietary knowledge and information; rights protecting goodwill and reputation; database rights and rights under licences and consents in relation to such things and all rights or forms of protection of a similar nature to any of the foregoing or having equivalent effect anywhere in the world;

        "Software" means any set of instructions for execution by microprocessor used by or for the benefit of the Company at any time irrespective of application, language or medium.

        Where, in this Schedule, a term is defined in and for the purposes of a particular paragraph or sub-paragraph the relevant definition shall apply, where the context admits, for all other purposes of this Schedule.

2       WARRANTIES AND REPRESENTATIONS

        The Vendors hereby jointly and severally warrant and represent to and for the benefit of the Purchaser in the following terms.

2.1     THE COMPANY AND THE VENDORS

(A) Capacity Each of the Vendors has full power and authority to enter into and perform this Agreement, may execute and deliver this Agreement and perform his obligations under this Agreement without requiring or obtaining the consent of any other person, authority or

INFOTEL - Share Sale Agmt                               Schedule 2 - Warranties

                                      35.



         body and this Agreement constitutes valid and binding obligations on each of the Vendors in accordance with its terms.

 (B) Ownership of Sale Shares Each of the Vendors is the registered and sole beneficial owner of his Sale Shares free from any encumbrances.

 (C) Liabilities Owing to or by Vendors There is not outstanding any indebtedness or other liability (actual or contingent) owing by the Company to any Vendor, Affiliate or Director, nor is there any indebtedness owing to the Company by any Vendor, Affiliate or Director, and no promise or representation has been made by the Company to any of the Vendors in connection with the Warranties or the Disclosure Letter in respect of which the Company might be liable.

 (D) Competing Interests So far as the Vendors are aware, no Affiliate has any interest, direct or indirect, in any business other than that now carried on by the Company which is or is likely to be or become competitive with the business of the Company (save as the registered holder or beneficial owner of not more than 5 per cent of any class of securities of any company which is listed in the Stock Exchange of Singapore Limited or other recognised stock exchange).

 2.2     THE COMPANY'S CONSTITUTION

 (A) Share Capital The Sale Shares comprise the whole of the issued and allotted share capital of the Company, are fully paid and are beneficially owned and registered as set out in the third column of
         Schedule 1 against the name of each Vendor free from any encumbrances.

 (B) Options etc No person has the right (whether exercisable now or in the future and whether contingent or not) to call for the allotment, issue, sale, transfer or conversion of any share or loan capital of the Company under any option or other agreement (including conversion rights and rights of pre-emption).

 (C) Memorandum and Articles The copy of the memorandum and articles of association of the Company annexed to the Disclosure Letter is true and complete and has embodied therein or annexed thereto a copy of every resolution or agreement as is required by law to be embodied in or annexed to it, and sets out completely the rights and restrictions attaching to each class of authorised share capital of the Company.

 (D) Company Resolutions Neither the Company nor any class of its members has passed any special resolution.

 2.3     THE COMPANY AND ITS INVESTMENTS

 (A)     Particulars of the Company The particulars of the Company set out in
         Part IV of Schedule 1 are true and complete and the Company has no subsidiaries.

INFOTEL - Share Sale Agmt                               Schedule 2 - Warranties

                                      36.




(B)     Investments, Associations and Branches The Company:-

        (1) is not the holder or beneficial owner of, and has not agreed to acquire, any class of the share or other capital of any other company or corporation (whether incorporated in the Singapore or elsewhere), save as the registered holder or beneficial owner of not more than 5 per cent of any class of securities of any company which is listed in the Stock Exchange of Singapore Limited or other recognised stock exchange;

        (2) is not, and has not agreed to become, a member of any partnership, joint venture, consortium or other unincorporated association, body or undertaking in which it is to participate with any other in any business or investment; and

        (3) has no branch, agency or place of business outside Singapore and no permanent establishment (as that expression is defined in the relevant double taxation relief orders current at the date of this Agreement) outside Singapore.

2.4     THE COMPANY AND THE LAW

(A) Compliance with Laws The Company has conducted its business in all material respects in accordance with all applicable laws and regulations of Singapore and any relevant foreign country or authority and so far as the Vendors are aware there is no order, decree or judgment of any court or any governmental or other competent authority or agency of Singapore or any foreign country outstanding against the Company or any person for whose acts the Company is vicariously liable which may have a material adverse effect upon the assets or business of the Company.

(B)     Licences etc

(1) All necessary licences, consents, permits, approvals and authorisations (public and private) have been obtained by the Company to enable the Company to lawfully carry on its business in the places and in the manner in which such business is now carried on, the non-obtaining of which will materially and adversely affect the business of the Company, and all such licences, consents, permits, approvals and authorisations are in full force and effect and are not subject to onerous conditions which the Company is incapable of complying with.

(2) All material reports, returns and information required by law or as a condition of any licence, consent, permit, approval or other authorisation as aforesaid to be made or given to any person or authority in connection with the Company's business have been made or given to the appropriate person or authority.

(3)     The utilisation of any of the assets of the Company or the carrying

INFOTEL - Share Sale Agmt                               Schedule 2 - Warranties

                                      37.



         on of any aspect of the Company's business or any business now being carried on at No. 19 Tai Seng Drive #06- 00, Singapore 535222 (and/or such other principal place of business of the Company) is not in breach of any of the material terms and conditions of any of such licences, consents, permits, approvals and authorisations and so far as any of the Vendors is aware there is no circumstance which indicates that any such licence, consent, permit, approval or authorisation is likely to be suspended or revoked or prematurely terminated before Completion.

 (4) At Completion there will be no restriction on the right of the Company to carry on its business which does not now apply to the Company.

 (C) Breach of Statutory Provisions Neither the Company, nor any of its officers, agents or employees (during the course of their duties in relation to the Company) have committed, or omitted to do, any act or thing the commission or omission of which is, or could be, in contravention of any Act, Order, Regulation, or the like in Singapore or elsewhere which is punishable by fine or other penalty and the commission or omission of which will materially and adversely affect the business of the Company, and no notice or communication has been received with respect to any alleged, actual or potential violation of or failure to comply with such Act, Order, Regulation or the like or any other law or legal requirement.

 (D)     Litigation

 (1) Neither the Company nor (so far as any Vendor is aware) any of its officers, agents or employees is (during the course of their duties in relation to the Company) engaged in or the subject of any litigation, arbitration or administrative proceedings in relation to any claim exceeding S$250,000.00 or criminal proceedings whether as plaintiff, defendant or otherwise, which materially and adversely affects or is likely to have a material adverse effect on the Company's business and/or the ability of the Company to carry on the Company's business in the same manner and to the same extent as previously carried on.

 (2) No litigation or arbitration or administrative or criminal proceedings are pending or threatened, by or against the Company; and so far as any of the Vendors is aware there are no facts or circumstances likely to give rise to any such litigation or arbitration or administrative or criminal proceedings.

 (3) Neither the Company nor (so far as any Vendor is aware) any officer or employee of the Company (during the course of his duties in relation to the Company) has not been a party to any undertaking or assurance given to any court or governmental agency or the subject of any injunction which is still in force.

 (E)     Product Liability

INFOTEL - Share Sale Agmt                               Schedule 2 - Warranties

                                      38.




(1) There is no claim in respect of Product Liability (as hereinafter defined) outstanding or threatened against the Company in relation to its business and so far as any Vendor is aware there are no circumstances which are likely to give rise to any such claim. For this purpose "Product Liability" means a liability arising out of death, personal injury or damage to property caused by a defective product or defective services sold supplied or provided by the Company in the course of its business on or prior to the date hereof.

(2) So far as the Vendors are aware (after having made due and careful inquiries), the Company has not manufactured, sold or supplied any product or service which does not comply in any material respect with any warranty or representation, express or implied, made by or on behalf of the Company in respect of it or with all laws, regulations, standards and requirements applicable to it.

(F) Inducements So far as any Vendor is aware no officer, agent or employee of the Company has paid any bribe (monetary or otherwise) for purposes of the Company's business.

2.5     THE COMPANY'S AND VENDOR's SOLVENCY

(A) Winding Up & Bankruptcy No order has been made, petition presented or resolution passed for the winding up of the Company and no meeting has been convened for the purpose of winding up the Company. The Company has not been a party to any transaction which could be avoided in its winding up. No application has been made in relation to any Vendor under the Bankruptcy Act 1995 of Singapore for an interim order.

(B) Administration and Receivership No steps have been taken for the appointment of an administrator or receiver (including an administrative receiver) of all or any part of the Company's assets. No receiver has been appointed in respect of any Vendor's property.

(C) Compositions The Company has not made or proposed any arrangement or composition with its creditors or any class of its creditors. None of the Vendors has made a proposal to his creditors for a composition in satisfaction of his debts or a scheme of arrangement of his affairs.

(D) Insolvency The Company is not insolvent, is not unable to pay its debts and has not stopped paying its debts as they fall due. None of the Vendors is unable or has no reasonable prospect of being to pay his debts.

(E) Unsatisfied Judgments No distress, execution or other process has been levied against the Company or action taken to repossess goods in the Company's possession. No unsatisfied judgment is outstanding against the Company.

(F)     Floating Charges No floating charge created by the Company has

INFOTEL - Share Sale Agmt                               Schedule 2 - Warranties

                                      39.



         crystallised and, so far as any of the Vendors is aware, there are no circumstances likely to cause such a floating charge to crystallise.

 (G) Analogous Events No event analogous to any of the foregoing has occurred in or outside Singapore.

 2.6     THE COMPANY'S ACCOUNTS AND RECORDS

 (A) Books and records All accounts, books, ledgers, financial and other statutory records of whatsoever kind ("Records") of the Company:-

         (1) have been fully, properly and accurately maintained on a consistent basis and will at Completion be up to date and are in the possession and control of the Company (or agents duly authorised for such purpose) and contain true, complete and accurate records of all matters required by law to be entered therein;

         (2) do not contain or reflect any material inaccuracies or discrepancies; and

         (3) give and reflect a true and fair view of the financial, contractual and trading position of the Company and of its fixed and current assets and liabilities (actual and contingent) and debtors and creditors (as appropriate), and no notice or allegation that any of the records is incorrect or should be rectified has been received.

 (B)     Accounts The Audited Accounts:-

         (1) were prepared in accordance with the requirements of all relevant statutes and accounting practices generally accepted in Singapore at the time they were audited;

         (2) show a true and fair view of the assets and liabilities of the Company as at, and the profits of the Company for the accounting reference period ended on, the Balance Sheet Date;

         (3)      are not affected by any unusual or non-recurring items; and

         (4) apply bases and policies of accounting which have been consistently applied in the audited financial statements of the Company for the financial year of the Company ending on the Balance Sheet Date.

 (C) Provision for Liabilities Full provision has been made in the Audited Accounts for all actual liabilities of the Company outstanding at the Balance Sheet Date and proper provision (or note) in accordance with generally accepted accounting principles in Singapore at the time they were audited has been made therein for all other liabilities of the Company then outstanding whether contingent, quantified, disputed

INFOTEL - Share Sale Agmt                               Schedule 2 - Warranties

                                      40.



        or not including (without limitation) the cost of any work or material for which payment has been received or credit taken, any future loss which may arise in connection with uncompleted contracts and any claims against the Company in respect of completed contracts.

(D)     Valuation of Stock and Work in Progress

(1) For the purposes of the Audited Accounts all stock in trade was valued at the lower of cost and net realisable value and all work in progress was valued on a basis excluding profit, including proper provision for losses which are or could reasonably be anticipated.

(2) None of the stock in trade of the Company is obsolete, redundant (being out of fashion or demand), slow moving or likely to realise less than its book value to any extent not provided for or reflected in the Company's books in accordance with accounting principles generally acceptable in Singapore.

(3) The respective amounts of raw materials, work in progress, finished goods, packaging and promotional material held or on order by the Company are appropriate and normal for its present level of business.

(E) Management Accounts The Management Accounts have been carefully prepared in accordance with accounting policies consistent with those used in preparing the Audited Accounts and on a basis consistent with the management accounts prepared in the preceding year. The cumulative profits, assets and liabilities of the Company stated in the Management Accounts have not been misstated and are not inaccurate in any respect and each of the Vendors does not consider the Management Accounts misleading.

(F) Returns The Company has complied with the provisions of the Companies Act and all returns, particulars, resolutions and other documents required under any legislation to be delivered on behalf of the Company to the Registrar of Companies or to any other authority whatsoever have been properly made and delivered. All such documents delivered to the Registrar of Companies or to any other authority whatsoever, whether or not required by law, were true and accurate when so delivered and the Company has not received notification of the levy of any fine or penalty for non-compliance by the Company or any director of the Company.

2.7     THE COMPANY'S BUSINESS AND THE EFFECT OF SALE

(A)     Business Since the Balance Sheet Date  Since the Balance Sheet Date:-

        (1) the Company has carried on its business in the ordinary and usual course so as to maintain it as a going concern and without any material interruption or alteration in the nature, scope or manner of its business;

        (2)     there has been no material deterioration in the financial

INFOTEL - Share Sale Agmt                               Schedule 2 - Warranties

                                      41.



                  position or turnover of the Company;

         (3) there has been no significant event or occurrence (including, but not limited to the loss of any significant customer or supplier) which has had or is following Completion likely to have a material adverse affect on the Company's business;

         (4) the Company has not borrowed or raised any money or taken any form of financial facility (whether pursuant to a factoring arrangement or otherwise);

         (5) the Company has paid its creditors in accordance with their respective credit terms or (if not) within the time periods usually applicable to such creditors and save as disclosed there are no debts outstanding by the Company which have been due for more than three months;

         (6) there has been no unusual change in the book value of the Company's stock in trade;

         (7) (save in respect of the purchase of a new car for Leong Sau Pan as disclosed in the Disclosure Letter) the Company has not entered into, or agreed to enter into, any capital commitments or any commitment to acquire or dispose of on capital account any asset, of a value in excess of S$100,000.00 or any commitment involving expenditure by it on capital account;

         (8) no share or loan capital has been issued or agreed to be issued by the Company; and

         (9) no distribution of capital or income has been declared, made or paid in respect of any share capital of the Company and (excluding fluctuations in overdrawn current accounts with bankers) no loan or share capital of the Company has been repaid in whole or part or has become liable to be repaid in whole or part.

 (B) Commission No one is entitled to receive from the Company any finder's fee, brokerage, or other commission in connection with this Agreement or the sale and purchase of shares in the Company.

 (C) Consequence of Share Acquisition by the Purchaser The acquisition of the Sale Shares by the Purchaser or compliance with the terms of this Agreement will not:-

         (1) (so far the Vendors are aware and to the extent that the Company's business is materially and adversely affected) cause the Company to lose the benefit of any right or privilege it presently enjoys or relieve any person of any obligation to the Company (whether contractual or otherwise) or enable any person to determine any such obligation or any contractual right or benefit enjoyed by the Company or to exercise any right whether

INFOTEL - Share Sale Agmt                               Schedule 2 - Warranties

                                      42.



                under an agreement with the Company or otherwise;

        (2) result in any present or future indebtedness of the Company becoming due or capable of being declared due and payable prior to its stated maturity;

        (3) give rise to or cause to become exercisable any right of pre-emption;

        (4) result in a breach of, or constitute a default under any provision of the memorandum or articles of association of the Company;

        (5) result in a breach of, or constitute a default under any order, judgment or decree of any court or government agency by which the Company is bound or subject; or

        (6) result in a breach of, or constitute a default under the material terms, conditions or provisions of any of the Company's contracts,

        and, in the view of the Vendors arrived at in good faith, the Company's relationships with clients, customers, suppliers and employees will not be adversely affected thereby and none of the Vendors is aware of any circumstances (whether or not connected with the Purchaser and/or the sale of the Sale Shares hereunder) indicating that, nor has it been informed or is otherwise aware that, any person who now has business dealings with the Company would or might cease to do so from and after Completion.

(D)     Insurances

(1) Full particulars of all the insurance policies (including, without limitation, the limit and basis of cover under each policy and the amount of the applicable excess) in which the Company has an interest (the "Company's Insurances") are given in the Disclosure Letter.

(2) All the Company's Insurances are in full force and effect and will be maintained in full force without alteration pending Completion, and there are no circumstances likely to give rise to any liability under any of the Company's Insurances being avoided by the insurers or the premiums being increased. In relation to the Company's Insurances, there are no special or unusual terms, restrictions or rates of premium and all premiums have been paid on time. There is no claim outstanding under any of the Company's Insurances nor is any of the Vendors aware of any circumstances likely to give rise to a claim nor (if the Vendors were to renew the Company's Insurances) are the Vendors aware of any circumstances as to why the insurers would refuse to renew them.

(E) Trading Name The Company does not trade under any name other than its corporate name and any other name given in the Disclosure Letter (if any).

INFOTEL - Share Sale Agmt                               Schedule 2 - Warranties

                                      43.




 (F) Trade Associations Full particulars of all trade or business associations of which the Company is a member (if any) are set out in the Disclosure Letter.

 2.8     THE COMPANY'S ASSETS

 (A)     Assets and Charges

 (1) Except for current assets disposed of by the Company in the ordinary course of its business, the Company is the owner legally and beneficially of and has good title to all assets included in the Audited Accounts and all assets which have been acquired by the Company since the Balance Sheet Date and no encumbrance is outstanding (other than liens arising by operation of law) nor is there any agreement or commitment to give or create or allow any encumbrance over or in respect of the whole or any part of the Company's assets, undertaking, goodwill or uncalled capital and no claim has been made by any person that he is entitled to any such encumbrance.

 (2) Since the Balance Sheet Date, save for disposals in the ordinary course of its business, the assets of the Company have been in the possession of, or under the control of, the Company.

 (3) No asset is shared by the Company with any other person and the Company does not depend for its business upon any assets, premises, facilities or services owned or supplied by any Vendor or any Affiliate.

 (4) No charge in favour of the Company is void or voidable for want of registration.

 (B) Debts Save to the extent of the provision or reserve therefor contained or reflected in the Completion Accounts, any debts owed to the Company as recorded in the Company's books and records are good and collectable in the ordinary course of business and will realise their full face value within three months of Completion. The rights of the Company in respect of such debts are valid and enforceable so far as the Vendors are aware and are not subject to any defence, right of set-off or counter-claim, withholding or other deduction and so far as the Vendors are aware no act has been done or omission permitted whereby any of them has ceased or might cease to be valid and enforceable in whole or in part. No amount included in the Audited Accounts as owing to the Company at the Balance Sheet Date has been released for an amount less than the value at which it was included in the Audited Accounts or is now regarded by the Vendors as irrecoverable in whole or in part. The Company has not factored or discounted any of its debts or other receivables or agreed to do so.

 (C)     Title Retention The Company has not acquired or agreed to acquire any

INFOTEL - Share Sale Agmt                               Schedule 2 - Warranties

                                      44.



        fixed asset on terms that title therein does not pass until full payment is made.

(D) Plant All plant and machinery, including fixed plant and machinery, vehicles, Computer Systems and other equipment used in, or in connection with, the business of the Company:-

        (1) (subject to fair wear and tear) is in good repair and condition and in satisfactory working order and has been regularly and properly serviced and maintained and none is dangerous, obsolete or in need of renewal or replacement;

        (2) (subject to fair wear and tear) is capable, and there are no circumstances known to the Vendor rendering it incapable, over the period of time during which it will be written down to a nil value in the accounts of the Company, of doing the work for which it was designed or purchased; and

        (3) is not surplus to the Company's current or proposed requirements to any material extent.

(E) Confidential information & know-how The Company operates and fully complies with procedures disclosed in the Disclosure Letter which maintain confidentiality of its confidential information and know-how. None of the Vendors is aware of any such confidentiality having been breached and the Company has not disclosed (except in the ordinary course of its business) any of its know-how, trade secrets or list of customers to any other person, which breach or disclosure has a material adverse effect on the Company.

(F)     Property

(1)     Title to Property

(a) The particulars of the Property shown in Schedule 4 are true and correct. Except as shown the Company has no other interest in land and does not occupy any other property and has not entered into any agreement to acquire or dispose of any land or premises or any interest therein which has not been completed.

(b)     The Company is entitled to exclusive occupation of the Property.

(c) The sub-lease more particularly described in Schedule 4 under which the Property is held, is valid and subsisting against all persons, including any person in whom any superior estate or interest is vested.

(d) To the best of the Vendors" knowledge, there are appurtenant to the Property all rights and easements necessary for its current use and enjoyment.

(2)     Matters affecting Property

INFOTEL - Share Sale Agmt                               Schedule 2 - Warranties

                                      45.




 (a) The Property is in a tenantable state of repair and condition and fit for the current use (fair wear and tear excepted).

 (b) All restrictions, conditions and covenants (including any imposed by or pursuant to the sub-lease more particularly described in Schedule 4 and any arising in relation to any superior title) affecting the Property have been observed and performed, the non-observance or non-performance of which will have a material adverse effect on the Company, and no notice of any breach of any of the same has been received or is to the Vendors" knowledge likely to be received.

 (c) The current use of the Property and all machinery and equipment therein and the conduct of any business therein complies in all respects with all relevant statutes and regulations made thereunder and all necessary licences and consents required thereunder have been obtained, the non-compliance or non-obtaining of which will have a material adverse effect on the Company.

 (d) The Property is not used for any purpose other than the use specified therefor in Schedule 4.

 (e) In respect of the interest of the Company in the Property being leasehold, (save as disclosed in the Disclosure Letter) there is no right for the landlord to determine the lease except in the event of non-payment of rent or other breach of covenant by the tenant.

 (3)     Outstanding Property Liabilities

         Except in relation to the Property more particularly described in
         Schedule 4, the Company has no liabilities (actual or contingent) arising out of the conveyance, transfer, lease, tenancy, licence, agreement or other document relating to land or premises or an interest in land or premises, including, without limitation, leasehold premises assigned or otherwise disposed of.

 2.9     THE COMPANY'S CONTRACTS

 (A) No Other Contracts There are not in force in relation to the Company's business, assets or undertaking any agreements, undertakings, understandings, arrangements or other engagements, whether written or oral to which any Vendor or any Affiliate is a party or has the benefit of or is otherwise subject, the benefit of which would be required to be assigned to or otherwise vested in the Company to enable the Company to carry on its business and/or to enjoy all the rights and privileges attaching thereto and/or to any of its assets and undertaking in the same manner and scope and to the same extent and on the same basis as the Company has carried on business or enjoyed such rights prior to the date hereof.

 (B) The Company's Contracts Each of the Company's contracts of a value in excess of S$500,000.00 are valid and binding so far as the Vendors are aware and no notice of termination of any such contract has been

INFOTEL - Share Sale Agmt                               Schedule 2 - Warranties

                                      46.



        received or served by the Company and none of the Vendors is aware of the invalidity of, or of any grounds for determination, rescission, avoidance or repudiation of any such contracts.

(C) Contractual Arrangements The Company is not a party to or subject to any agreement, transaction, obligation, commitment, arrangement or liability which is material in the context of the Company's business and which:-

        (1) is known by any Vendor or by the Company to be likely to result in a material loss to the Company on completion of performance; or

        (2) cannot readily be fulfilled or performed by the Company on time and without undue or unusual expenditure of money and effort; or

        (3) requires the Company to pay any commission, finder's fee, royalty or the like; or

        (4) in any way restricts the Company's freedom to carry on the whole or any part of its business in any part of the world in such manner as it thinks fit; or

        (5) is a contract for the sale of shares, or assets (excluding the Company's stock-in-trade) of a value exceeding S$25,000.00 which contains warranties or indemnities under which the Company still has a remaining liability or obligation; or

        (6) can be terminated as a result of any change in the underlying ownership or control of the Company; or

        (7) is in any way otherwise than in the ordinary course of the Company's business.

(D) Substantial or significant contracts No contract, agreement, transaction, obligation, commitment, arrangement or liability entered into by the Company and now outstanding or unperformed involves any of the following:-

        (1) obligations on the part of the Company which will cause or are likely to cause the Company to incur expenditure or an obligation to pay money in excess of S$500,000.00;

        (2) obligations on the part of the Company to purchase any specified minimum quantity or any specified minimum percentage of its total requirement for telecommunications equipment or other stock in trade from any one supplier;

        (3) the supply by the Company of telecommunications equipment or other products or services whether by way of lease or outright sale or otherwise to any one customer such that the value of such supplies exceeds or is likely to exceed ten per cent. of the total turnover of the Company in the financial year ending

INFOTEL - Share Sale Agmt                               Schedule 2 - Warranties

                                      47.



                  the Balance Sheet Date.

 (E)     Defaults

 (1) Neither the Company nor (so far as the Vendors are aware) any other party to any agreement with the Company is in default thereunder, and the Company is not aware of any invalidity or grounds for termination, avoidance, rescission or repudiation of any agreement to which the Company is a party which, in any such case, would be material and adverse in the context of the financial or trading position of the Company nor (so far as any of the Vendors is aware) are there any circumstances likely to give rise to any such event.

 (2) Full details of any past or present customers who have defaulted in the payment when due of any monies exceeding S$50,000.00 to the Company during the last 12 months and which remain unpaid, are specified in the Disclosure Letter.

 (F) Sureties Neither the Vendors nor any Affiliate nor any third party has given any guarantee of or security for, any overdraft loan, loan facility or off-balance sheet financing granted to the Company nor has the Company given any guarantee of or security for any overdraft loan, loan facility or off-balance sheet financing granted to any of the Vendors or any Affiliate and there is not now outstanding in respect of the Company any guarantee or warranty or agreement for indemnity or for suretyship given by or for the accommodation of the Company or in respect of the Company's business in relation to financing obligations.

 (G) Powers of Attorney No powers of attorney given by the Company (other than to the holder of an encumbrance solely to facilitate its enforcement) are now in force. No person, as agent or otherwise, is entitled or authorised to bind or commit the Company to any obligation not in the ordinary course of the Company's business, and none of the Vendors is aware of any person purporting to do so.

 (H)     Insider Contracts

 (1) There is not outstanding, and there has not at any time during the last 18 months been outstanding, any agreement or arrangement of a value in excess of S$50,000.00 to which the Company is a party and in which:-

         (a)      any Vendor;

         (b)      any Affiliate;

         (c) any person beneficially interested in the Company's share capital; or

INFOTEL - Share Sale Agmt                               Schedule 2 - Warranties

                                      48.




        (d)     any Director,

        is or has been interested, whether directly or indirectly.

(2) The Company is not a party to, nor have its profits or financial position during such period been affected by, any agreement or arrangement which is not entirely of an arm's length nature.

(3) All costs incurred by the Company have been charged to the Company and not borne by any Affiliate.

(I) Debts There are no debts owing by or to the Company other than debts which have arisen in the ordinary course of business, nor has the Company lent any money which has not been repaid.

(J) Options and Guarantees The Company is not a party to any option or pre-emption right of a value exceeding S$250,000.00, or a party to nor has it given any guarantee, suretyship, comfort letter or any other obligation (whatever called) of a value exceeding S$250,000.00 to pay, provide funds or take action in the event of default in the payment of any indebtedness of any other person or in the performance of any obligation of any other person.

(K) Tenders, etc No offer, tender, or the like is outstanding which is capable of being converted into an obligation of the Company of a value exceeding S$500,000.00 by an acceptance or other act of some other person and the Company is not in negotiations with, nor has it put proposals forward or entered into discussions with any customer or supplier for the renewal of any existing business or acquisition of any new business of a value exceeding S$500,000.00.

(L) Documents All title deeds and agreements to which the Company is a party and other documents owned by or which properly ought to be in the possession or control of the Company and which are material in the context of the Company's business, are in the possession or control of the Company (or its agents duly authorised for such purpose) and are properly stamped (if so required) and are free from any encumbrance.

2.10    THE COMPANY AND ITS BANKERS

(A) Borrowings The total amount borrowed by the Company from its bankers does not exceed its facilities and the total amount borrowed by the Company from whatsoever source does not exceed any limitation on its borrowing contained in its articles of association, or in any debenture or loan stock deed or other instrument.

(B) Continuance of Facilities Full and accurate details of all overdrafts, loans or other financial facilities outstanding or available to the Company are given in the Disclosure Letter and true and correct copies of all documents relating thereto are annexed to the Disclosure Letter and (save for the sale and purchase of the Sale

INFOTEL - Share Sale Agmt                               Schedule 2 - Warranties

                                        49.



         Shares under this Agreement) neither the Vendors nor the Company has done anything whereby the continuance of any such facilities in full force and effect might be affected or prejudiced.

 (C) Off-balance Sheet Financing The Company has not engaged in any borrowing or financing not required to be reflected or noted in the Audited Accounts.

 2.11    THE COMPANY AND ITS EMPLOYEES

 (A) Directors Part II of Schedule 1 shows the full names and offices held by each person who is a director of the Company and no other person is a director or shadow director of the Company.

 (B)     Particulars of Employees

 (1) The individuals, details (in the form agreed between the parties) of which are given in or annexed to the Disclosure Letter (the "Employees") are all employed by the Company at the date of this Agreement and (save in the case of conduct giving rise to grounds for dismissal) notice of termination will not be given by the Company on or before Completion. There are no other individuals employed at the date of this Agreement in the Company wheresoever. There will be no other individuals employed at the date of Completion by the Company wheresoever save on the usual employment terms for purposes of filling up any vacancy in the Company existing at the date of this Agreement.

 (2) All contracts of service of any of the Employees are terminable on not more than three months" notice without compensation.

 (3) The particulars shown in the Disclosure Letter show true and complete details of lengths of continuous service of all of the Employees and by reference to each of the Employees remuneration payable and other benefits provided or which the Company is bound to provide (whether now or in the future) to each category of the Employees at Completion and (without limiting the generality of the foregoing) include particulars of all profit sharing, incentive, bonus, commission arrangements and any other benefit to which any such category of the Employees is entitled or which is regularly provided or made available to them (including details of their notice period and their entitlement to holiday).

 (4) There are no subsisting contracts for the provision by any person of any consultancy services to the Company.

 (5) None of the Employees has given notice terminating his contract of employment.

 (6) None of the Employees is under notice of dismissal or has any outstanding dispute with the Company in connection with or arising from his employment nor is there any liability outstanding to such

INFOTEL - Share Sale Agmt                               Schedule 2 - Warranties

                                      50.



        persons except for remuneration or other benefits accruing due and no such remuneration or other benefit which has fallen due for payment has not been paid.

(7) During the period of six months ending with the execution of this Agreement the Company has not directly or indirectly terminated the employment of any person employed in or by the Company.

(8) None of the Employees belongs or has belonged at any material time to an independent trade union recognised by the Company.

(9) There are no employee representatives representing all or any of the Employees.

(10) There is no plan, scheme, commitment, custom, or practice relating to redundancy affecting any of the Employees more generous than the statutory redundancy requirements.

(11)    There are no loans owed by any of the Employees to the Company.

(12) Since the Balance Sheet Date, no change has been made in (i) the rate of remuneration, or the emoluments or pension benefits or other contractual benefits, of any officer of the Company or any of the Employees or (ii) the terms of engagement of any such officer or any of the Employees.

(13) There is no outstanding undischarged liability to pay to any governmental, statutory or regulatory authority in any jurisdiction any contribution, taxation or other duty arising in connection with the employment or engagement of any of the Employees.

(14) Save for the Specified Employees with each of whom the Company shall enter into a Service Agreement on or before Completion, none of the Employees will become entitled by virtue of their contract of service to any enhancement in or improvement to their remuneration, benefits or terms and conditions of service only by reason of completion of the sale and purchase under or pursuant to this Agreement.

(C) Service Contracts There is not outstanding any contract of service between the Company and any of its directors, officers or employees which is not terminable by the Company without compensation (other than any compensation payable by statute) on not more than three months" notice given at any time.

(D)     Disputes with Employees There is no:-

        (1) outstanding or (so far as the Vendors are aware) threatened claim by any person who is now or has been an employee of the Company or any dispute outstanding with any of the said persons or with any unions or any other body representing all or any of them in relation to their employment by the Company or (so far as the Vendors are aware) of any circumstances likely to give

INFOTEL - Share Sale Agmt                               Schedule 2 - Warranties

                                      51.



                  rise to any such dispute;

         (2) industrial action involving any employee, whether official or unofficial, currently occurring or threatened; or

         (3) industrial relations matter which has been referred to any governmental agency in the applicable jurisdiction for advice, conciliation or arbitration.

 (F)     Industrial Relations

 (1) The Company is not involved in any industrial or trade dispute or any dispute or negotiation regarding a claim of material importance with any trade union or association of trade unions or organisation or body of employees and there are no facts known, or which would on reasonable enquiry be known, to the Vendors which might indicate that there may be any such dispute.

 (2) The Company has not entered into any union membership, security of employment, recognition or other collective agreement (whether legally binding or not) with a trade union nor has it done any act which might be construed as recognition.

 (G)     Share Incentive, Bonus Schemes etc.

         The Company does not have in existence and is not proposing to introduce any share incentive scheme, share option scheme or profit sharing scheme for all or any part of its directors or employees other than as set out in the Disclosure Letter.

 (H)     Pensions

         The Company has no pension or other scheme pursuant to which the Company makes or could become liable to make payments for providing retirement, death, disability, life assurance or medical benefits. No proposal has been announced by the Company to establish any pension or other scheme for providing any such benefits and the Company does not provide and has not promised to provide any such benefits.

 2.12    TAXATION MATTERS

 (A)     Returns, Information and Clearances

 (1) All returns, computations and notices which are or have been required to be made or given by the Company for any Taxation purpose (a) have been made or given within the requisite periods and on a proper basis and are up- to-date and correct and (b) none of them is, or is likely to

INFOTEL - Share Sale Agmt                               Schedule 2 - Warranties

                                      52.



        be, the subject of any dispute with the Inland Revenue Authority of Singapore ("IRAS") or other Taxation authorities.

(2) All information required to be provided to IRAS or any Taxation authority has been provided within the requisite period and is full and accurate.

(3) The Disclosure Letter contains full and accurate particulars of all transactions, acts, events or omissions of whatever nature effected since the Balance Sheet Date in respect of which the Company is required to make a specific return or provide information to the relevant Taxation authorities and in respect of which the time for making such return or providing such information will expire on or after Completion.

(4) No transaction, act, event or omission of whatever nature has been effected since the Balance Sheet Date by the Company in respect of which any consent or clearance from IRAS or other governmental authorities was required or was or could have been sought (a) without such consent or clearance having been validly obtained before such transaction, act, event or omission was effected and (b) otherwise than in accordance with the terms of and so as to satisfy any conditions attached to such consent or clearance, and (c) otherwise than at a time when and in circumstances in which such consent or clearance was valid and effective.

(5) All particulars furnished to IRAS or other governmental authorities, in connection with the application for any consent or clearance by the Company, made since the Balance Sheet Date fully and accurately disclosed all facts and circumstances material to the decision of IRAS or such other authorities.

(6) There are no circumstances that have arisen since any application for any such consent or clearance was made which might reasonably be expected to cause such consent or clearance to be or become invalid or to be withdrawn by IRAS or the governmental authority concerned.

(7) The Company has not since the Balance Sheet Date taken any action which has had, or will have, the result of altering, prejudicing or in any way disturbing any arrangement or agreement which it has previously had with IRAS or customs and excise or other Taxation authorities.

(B) Penalties and Interest Neither the Company nor any of its directors or officers (in the course of their duties) has

INFOTEL - Share Sale Agmt                               Schedule 2 - Warranties

                                      53.



         since the Balance Sheet Date paid, or become liable to pay, any fine, penalty or interest charged by virtue of any other statutory provision relating to Taxation.

 (C)     Taxation Claims, Liabilities and Reliefs

 (1) There is no liability to Taxation in respect of which a claim could be made under this Agreement and there are no circumstances likely to give rise to such a liability.

 (2) There are set out in the Disclosure Letter, with express reference to this paragraph, particulars of all matters relating to Taxation in respect of which the Company (either alone or jointly with any other person) has, or at Completion will have, an outstanding entitlement:-

         (a) to make any claim, including a supplementary claim, for relief under the Income Tax Act, Chapter 134 of Singapore or any other statutory provision relating to Taxation;

         (b) to make any election, including an election for one type of relief, or one basis, system or method of Taxation, as opposed to another;

         (c) to make any appeal (including a further appeal) against an assessment to Taxation;

         (d) to make any application for the postponement of, or payment by instalments of, Taxation; or

         (e) to disclaim or require the postponement of any allowance or relief.

 (3) The Company is not nor may it become, liable to pay, or make reimbursement or indemnity in respect of, any Taxation (or amounts corresponding thereto) in consequence of the failure by any other person to discharge that Taxation within any specified period or otherwise, where such Taxation relates to a profit, income or gain, transaction, event, omission or circumstance arising, occurring or deemed to arise or occur (whether wholly or partly) prior to Completion.

 (4) No relief (whether by way of deduction, reduction, set-off, exemption, postponement, roll-over, hold-over, repayment or allowance, or otherwise) from, against or in respect of any Taxation has been claimed and/or given to the Company which could or might be effectively withdrawn, postponed, restricted, clawed back or otherwise lost after Completion, as a result of any act, omission, event or circumstance arising or occurring in

INFOTEL - Share Sale Agmt                               Schedule 2 - Warranties

                                      54.



        the ordinary course of business at or at any time before Completion.

(5) The Company has not incurred a loss on the disposal or deemed disposal of an asset other than trading stock in relation to which its ability to set the whole of that loss against any chargeable gain arising in the same or a later accounting period is or may be restricted or excluded.

(6) No asset owned by the Company has at any time since its acquisition by the Company or any company which has at any time been a member of a group (as defined from time to time for any Taxation purpose) of which the Company has at any time been a member been subjected to a reduction in value such that any allowable loss arising on its disposal is likely to be reduced or eliminated or any chargeable gain arising on its disposal is likely to be increased.

(D) Deductions from Payments The Company has complied in all respects with all statutory provisions relating to Taxation and requiring the deduction of tax from any payment made by it, and has properly accounted for any such tax which ought to have been accounted for.

(E) Anti-avoidance Provisions The Company has not since the Balance Sheet Date engaged in, or been a party to, any transaction or series of transactions or scheme or arrangement of which the main purpose, or one of the main purposes, was or could be said to be the avoidance of, or deferral of or a reduction in the liability to, Taxation.

(F) Stamp Duty All documents to which the Company is a party or which form part of the Company's title to any asset owned or possessed by it or which the Company may need to enforce or produce in evidence in the courts of Singapore have been duly stamped and (where appropriate) adjudicated.

2.13    MISCELLANEOUS

        All Material Matters Disclosed All information contained or referred to in this Agreement (including the Schedules and the documents in agreed terms) and in the Disclosure Letter or in any annexure thereto or which has otherwise been disclosed by or on behalf of the Vendors to the Purchaser or its advisers on or prior to the date hereof is true and accurate in all material respects and none of the Vendors is aware of any other fact or matter which renders any such information misleading in any material respect because of any omission, ambiguity or for any other reason. The Vendors have disclosed to the Purchaser all information and facts relating to the Company and its business,

INFOTEL - Share Sale Agmt                               Schedule 2 - Warranties

                                        55.



         assets and undertaking (including financial information) which to the best of the knowledge and belief of the Vendors, having made due and careful inquiries, are or may be material for disclosure to a purchaser of the Company on the terms of this Agreement and all information and facts so disclosed are true and accurate in all material respects.

INFOTEL - Share Sale Agmt

                                      56.



                                   SCHEDULE 3

                          Adjustment of Consideration


1       INTERPRETATION

        In this Schedule, where the context admits, any defined term used in this Schedule shall have the same meanings as in the Agreement and the Schedules.

2       COMPLETION ACCOUNTS

2.1     PREPARATION

        The Vendors shall as soon as practicable, and in any event by 16th February 1998, procure that accounts for the Company shall be prepared in accordance with this Schedule. The Purchaser shall bear the costs and expenses charged by the Company's auditors in respect of their preparation of such accounts.

2.2     DESCRIPTION

        The Completion Accounts shall consist of a balance sheet of the Company as at the close of business on 31st December 1997 and a profit and loss account of the Company in respect of the period from the day following the Balance Sheet Date to 31st December 1997 (both dates inclusive).

2.3     GENERAL REQUIREMENTS

        Subject to the specific requirements of paragraph 2.4 of this Schedule 3, the Completion Accounts shall:-

        (A) make full provision for all actual, future and contingent liabilities of the Company as at 31st December 1997;

        (B) be prepared under the historic cost convention and in accordance with the requirements of all relevant statutes and generally accepted accounting practices and principles and SASs;

        (C) show a true and fair view of the state of affairs of the Company at 31st December 1997 and the profits (or loss) of the Company for the period from the Balance Sheet Date to 31st December 1997;

        (D) apply and adopt the same bases and policies of accounting as applied or adopted for the purposes of the Audited Accounts.

2.4     SPECIFIC REQUIREMENTS

        In preparing the Completion Accounts:-

INFOTEL - Share Sale Agmt                              Schedule 3 - Adjustments


                                      57.



         (A) no value shall be attributed to goodwill or any other intangible asset;

         (B) other fixed assets shall be included at the value at which they were included in the Audited Accounts, (or, if acquired after the Balance Sheet Date, their cost) on a pro rata basis at the rates for allowance used in preparing the Audited Accounts and, in each case, less provisions for damage or impairment on the same basis used in preparing the Audited Accounts;

         (C) stock shall be determined in accordance with paragraph 3 of this Schedule 3 and valued on the same basis as used in the Audited Accounts (details of any change(s) of such basis are described in the Disclosure Letter) and full provision on a pro rata basis at the rates used in preparing the Audited Accounts will be made for unusable, unsaleable, slow moving or deteriorated stocks on the same basis used in preparing the Audited Accounts;

         (D) no value shall be attributed to any assets (including in particular any prepayment or debt) except to the extent that (following 31st December 1997) the Company will have the benefit of the same;

         (E) full provision shall be made for rebates or discounts that will fall due and fees and commissions that will become payable after 31st December 1997 in either case in respect of sales or other transactions that took place before 31st December 1997;

         (F) full provision shall be made for any liability arising as a result of the change of control of the Company on Completion;

         (G) to the extent that it is not capable of being set off against the liability of the Company for corporation tax for the current financial year or any previous financial year, full provision shall be made for the advance corporation tax payable on any distribution declared or paid before Completion;

         (H) full provision shall be made in respect of the cost of making good dilapidations and/or wants of repair on or to the Property (referred to in paragraph 2.8(F) of Schedule 2);

         (I) full provision shall be made for any debts due in the ordinary course of trading outstanding and uncollected at 31st December 1997 and proper provision or reserve shall be made for all other bad or doubtful debts included in the Completion Accounts on the same basis used in preparing the Audited Accounts;

         (J) full provision shall be made in accordance with SASs for any repairs or other servicing required in relation to any vehicles or other plant and machinery;

INFOTEL - Share Sale Agmt                              Schedule 3 - Adjustments


                                      58.




        (K) full provision shall be made in accordance with SASs for liabilities disclosed in the Disclosure Letter; and

        (L)     provision shall be made for deferred tax in accordance with SAS.

3.      STOCK VALUATION

        For the purposes of the preparation of the Completion Accounts, the value of stock shall be ascertained in accordance with the provisions of this paragraph 3.

        (A) The Vendors and the Purchaser shall cause a stocktaking to be made of all the stock insofar as it then belongs to the Company as at 31st December 1997.

        (B) Unless otherwise agreed by the parties such stocktaking shall consist of a physical check of the amount, quality and condition of all such stock situated on the Properties prior to Completion and an inspection of the books and records and contractual documentation (of the Company) for all stock not so situated together with confirmation from the person or persons having physical possession of such stock of the extent of any interest in or encumbrance claimed over such stock (if any).

        (C) When such stocktaking has been completed the stock shall be valued by the Purchaser in accordance with paragraph 2.4(C) of this Schedule 3 and included in the Completion Accounts.

4       PROCEDURE

4.1     SUBMISSION OF DRAFT

(A) As soon as the Completion Accounts (or any sections thereof) shall have been prepared, the Vendors shall send a copy to the Purchaser together with such working papers used in connection with the preparation of the same as the Vendors reasonably consider necessary or appropriate to understand and agree to the Completion Accounts and shall in addition, at the same time, send to the Purchaser its calculation of the Net Tangible Assets.

(B) The Vendors shall promptly supply all such information and provide access to all such records and personnel as the Purchaser shall reasonably request or require to review the Completion Accounts and verify the Vendors" calculation.

(C) Unless the Purchaser shall within seven days of receipt of the Completion Accounts (and associated papers and calculation as provided in Sub-Paragraph (A)) serve a notice in writing on the Purchaser that it objects to the Completion Accounts (identifying the reason for any objection and the amount(s) or item(s) in the Completion Accounts and/or calculation which is/are in dispute) (such notification being, for the purposes of this paragraph 4, an "Objection Notice") the Purchaser shall be deemed to have agreed to

INFOTEL - Share Sale Agmt                              Schedule 3 - Adjustments


                                      59.



         the Completion Accounts and the Vendors" calculation of the Net Tangible Assets for all purposes of this Agreement.

 4.2     AGREEMENT OF DRAFT

         If, within the period referred to in paragraph 4.1(C), the Purchaser shall give the Vendors an Objection Notice then the Purchaser and the Vendors shall use their best endeavours to reach agreement upon adjustments to the draft and the value of Net Tangible Assets.

 4.3     INDEPENDENT ACCOUNTANT

         In the event that the Vendors and the Purchaser are unable to reach agreement within seven days following service of the Objection Notice, either any Vendor or the Purchaser shall be entitled to refer the matter or matters in dispute to an independent firm of chartered accountants agreed upon between them or (failing agreement) to be selected (at the instance of either party) by the President for the time being of the Institute of Certified Public Accountants of Singapore. Such independent firm of chartered accountants shall act as experts not as arbitrators and shall determine the matter or matters in dispute and whose decision shall, save in the event of fraud or manifest error, be binding. The costs of the independent firm of accountants shall be borne by the Vendors and the Purchaser equally.

 4.4     COMPLETION ACCOUNTS FINAL AND BINDING

         If:-

         (a) the Purchaser accepts, or is deemed to accept, the Completion Accounts so furnished by the Vendors, the Completion Accounts so furnished; or

         (b) (if paragraph 4.3 shall apply) the final draft of the Completion Accounts as determined by the independent accountant,

         shall be the Completion Accounts for the purposes of this Agreement and shall be final and binding on the parties.

 4.5     INFORMATION AND EXPLANATIONS

         The Vendors shall, and shall procure that the auditors for the time being of the Company, provide such information and explanations relating to the draft Completion Accounts and their preparation as the Purchaser's Accountants, or any independent chartered accountant appointed pursuant to paragraph 4.3, shall reasonably request or require.

INFOTEL - Share Sale Agmt                              Schedule 3 - Adjustments


                                      60.



5       DETERMINATION OF NUMBER OF INITIAL CONSIDERATION SHARES

        The number of Initial Consideration Shares (denoted "N" below) to be issued by the Purchaser to the Vendors as at Completion, shall be calculated in accordance with the following formula (rounded downwards to the nearest whole number):-


                N = ( P - R )
                    ---------
                        X
        where:-

        "P"     means the US Dollar Equivalent of S$3,750,000.00;

        "R" means the US Dollar Equivalent of the amount (if any) by which the Net Tangible Assets of the Company as at 31st December 1997 as shown by the Completion Accounts, are less than S$4,800,000 by an amount in excess of S$200,000; and

        "X" means US$5.00 (unless the Purchaser's stock of which the Initial Consideration Shares form part, are split or a rights offering is made in respect thereof, in which case "X" shall be adjusted accordingly),

        Provided however that:-

        (a) If, as calculated in accordance with this paragraph 5, "N" (rounded downwards to the nearest whole number) shall either be zero or a negative number, the number of Initial Consideration Shares to be issued shall be zero.

        (b) If, during the period from the date of this Agreement up to the date of Completion, any dividends shall have been declared in relation to shares in the common stock of the Purchaser, the number of Initial Consideration Shares shall be increased by the amount (denoted "I") calculated in accordance with the following formula (rounded downwards to the nearest whole number):-

                         I =   V
                            -------
                               X

                where:-

                "V" is the value (in US Dollars) of dividends notionally payable in respect of the number of Initial Consideration Shares denoted "N" calculated in accordance with this paragraph 5 (rounded downwards to the nearest whole number); and

                "X"      is as defined above.

        (c) If, during the period from the date of this Agreement up to the date of Completion, the aggregate percentage interest of the Vendors in the capital of the Purchaser shall be diluted by reason only that any rights offering or bonus issue is made by

INFOTEL - Share Sale Agmt                              Schedule 3 - Adjustments


                                      61.



                  the Purchaser, the number of Initial Consideration Shares shall be adjusted accordingly such that such aggregate percentage interest of the Vendors is maintained. Such aggregate percentage interest shall be ascertained on the basis of the proportion which the number of Initial Consideration Shares denoted "N" calculated in accordance with this paragraph 5 (rounded downwards to the nearest whole number), bears to all shares in the common stock of the Purchaser which are issued as at the date of this Agreement. For the avoidance of doubt, there shall be no adjustment of the number of Initial Consideration Shares under this sub-paragraph (c) in the event that the Purchaser allots fresh shares in its common stock otherwise than by reason of a rights offering or bonus issue.

 6       INTERACTION WITH OTHER PROVISIONS

         If the Purchaser shall have any claim against the Vendors under this Agreement in respect of any liability or deficiency which is taken into account in the Completion Accounts the amount of such liability or deficiency so taken into account shall be deducted from the amount of the Purchaser's claim but, save as aforesaid, preparation and acceptance of the Completion Accounts by the Purchaser shall be without prejudice to any claim which the Purchaser may have against any Vendor under or in respect of any breach of this Agreement.

INFOTEL - Share Sale Agmt

                                      62.




                                   SCHEDULE 4


                                    Property


Description:             JTC Private lot A14638 at No. 19 Tai Seng Drive

Address:                 19 Tai Seng Drive #06-00, Singapore 535222

Manner of
holding: As sub-tenant of Singapore Technologies Pte Ltd (the "Landlord"), the Landlord in turn being a lessee of Jurong Town Corporation ("JTC") under a principal agreement dated 15th August 1991.

Term:                    Two years commencing from 1st October 1997.

Area:                    805.00 square metres

Permitted Use:           Production/factory/workshop and office for system
                         design and assembly, software production, consultancy, project management, installation, repair and maintenance of electronic products in the fields of telecom and information technologies and related activities agreed to by JTC and the Landlord.

Special
Provisions:              By its letter of 15th September 1997 to the Landlord,
                         JTC, as a condition of its approval to the Landlord's sub-letting of the Property to the Company, reserved the right to withdraw its consent to such sub-letting by giving three months" notice in writing to the Landlord.

INFOTEL - Share Sale Agmt

                                      63.



                                   SCHEDULE 5

                    Provisions applicable to clause 4(F)(iv)


 1. In the event that the Purchaser fails in respect of any Pay-Out Financial Year (as defined in clause 4(F)(iv)) to make a payment under clause 4(F)(iv) to any one or more Vendors (each, a "Buyer"), each Buyer shall, by notice in writing to the Purchaser made no later than 45 days after the date of the Purchaser's failure to make such payment, (provided that such non-payment to that Buyer is continuing) be entitled to either:-

         (a) require the Purchaser to sell to him issued ordinary shares with a par value of $1/- each in the capital of the Company, to which the provisions of Part I of this Schedule shall apply; or

         (b) require the Purchaser to allot to him shares in the common stock of the Purchaser, to which the provisions of Part II of this Schedule shall apply.

 2. In the event that the Purchaser does not receive notice from any Buyer within the aforesaid 45 day period, (a) that Buyer's entitlement as set out in paragraph 1 above shall thereafter lapse and no longer be capable of exercise and (b) the amount due and unpaid shall carry interest (accrued daily and compounded monthly) at the rate of three per cent. per annum above the prime lending rate of The Development Bank of Singapore Limited from time to time prevailing from the date falling 45 days after the due date until the date of actual payment.


                                     PART I

 3. If any Buyer elects under paragraph 1(a) of this Schedule 5 to purchase from the Purchaser issued shares in the capital of the Company, the number of issued ordinary shares of S$1/- each in the capital of the Company (the "Relevant Infotel Shares") to be sold by the Purchaser and purchased by that Buyer shall be specified by the Buyer, which number shall not be greater than the limit (rounded downwards to the nearest whole number) determined by dividing the amount (in Singapore Dollars) which the Purchaser shall have failed to pay that Buyer under clause 4(F)(iv), by S$22.00.

 4. Completion of the sale and purchase of the specified number of Relevant Infotel Shares shall take place at the registered office of the Company on the date falling 30

INFOTEL - Share Sale Agmt                                            Schedule 5


                                      64.



        days after the notice under paragraph 1 of this Schedule 5 is given.

5. The specified number of Relevant Infotel Shares sold under this Part I shall be sold free of all liens, charges and encumbrances and together with all rights attaching to them at the last day of the Pay-Out Financial Year in respect of which the Purchaser failed to make payment to that Buyer under clause 4(F)(i).

6. On completion, in exchange for the purchase price of S$22.00 per Relevant Infotel Share payable by that Buyer (after deducting any amount due and unpaid to that Buyer under clause 4(F)(i)), the Purchaser shall deliver to that Buyer, duly executed share transfers for the Relevant Infotel Shares in question, in favour of that Buyer (or as he may direct) together with the relevant share certificate(s).

7. If a Buyer specifies under the paragraph 3 of this Schedule 5 that he wishes to purchase fewer Relevant Infotel Shares than the limit to which he is entitled (as determined under paragraph 3 of this Schedule
        5), the balance of the amount outstanding under clause 4(F)(iv) after deducting the purchase price for the Relevant Infotel Shares purchased under this Part I shall be the amount due and outstanding for purposes of paragraph 2(b) of this Schedule 5.


                                    PART II


8. If any Buyer elects under paragraph 1(b) of this Schedule 5 to require the Purchaser to allot to him shares in the common stock of the Purchaser, the number of shares in the common stock of the Purchaser to be allotted by the Purchaser to that Buyer shall be specified by him (the "Relevant NHancement Shares", denoted "N" below), which number shall not be greater than the limit calculated in accordance with the following formula:-

                N =      DP
                     ----------
                         MV

        where:-

        "DP" means the United States Dollar equivalent of the amount in Singapore Dollars which the Purchaser shall have failed to that Buyer under clause 4(F)(i), calculated by using the closing rate of

INFOTEL - Share Sale Agmt                                            Schedule 5


                                      65.



                  exchange (conclusively determined by the Purchaser) for Singapore Dollars into United States Dollars furnished by the Bank of America to the public on the Business Day prior to the day on which the notice under paragraph 1 of this
                  Schedule 5 is given; and

         "MV" means the fair market value of a share of the Purchaser's common stock on the trading day immediately prior to the day on which the notice under paragraph 1 of this Schedule 5 is given, being the average of the closing sale price of the Purchaser's common stock as reported on The NASDAQ Small Cap Market System (or any alternative exchange on which the Purchaser's common stock is then being traded) on that trading day, and where N shall be rounded downwards to the nearest whole number.

 9. The Relevant NHancement Shares shall carry the right to receive in full all dividends and other distributions declared, made or paid in respect thereof on Completion.

 10. Allotment of the sale and purchase of the Relevant NHancement Shares shall take place on the date falling 30 days after the notice under paragraph 1 of this Schedule 5 is given.

 11. If a Buyer specifies under the paragraph 8 of this Schedule 5 that he wishes to purchase fewer Relevant NHancement Shares than the limit to which he is entitled (as calculated under paragraph 8 of this Schedule
         5), the balance of the amount outstanding under clause 4(F)(iv) after deducting the purchase price for the Relevant NHancement Shares purchased under this Part II shall be the amount due and outstanding for purposes of paragraph 2(b) of this Schedule 5.

IN WITNESS WHEREOF this Agreement has been entered into on the date stated at the beginning.


The Vendors



SIGNED by /S/ GERARD FOO LOKE KIEAN           )
          -----------------------------
in the presence of:- /S/ SHIRLEY              )
TAN CHING PING, Advocate                      )
and Solicitor for Singapore                   )





SIGNED by /S/ JAMES HAN KIM GUAN              )
          -----------------------------
in the presence of:- /S/ SHIRLEY              )
TAN CHING PING, Advocate                      )
and Solicitor for Singapore                   )





SIGNED by /S/ LEONG SAU PAN                   )
          -----------------------------
in the presence of:- /S/ SHIRLEY              )
TAN CHING PING, Advocate                      )
and Solicitor for Singapore                   )





SIGNED by /S/ FOO KHOON WONG                  )
          -----------------------------
in the presence of:- /S/ SHIRLEY              )
TAN CHING PING, Advocate                      )
and Solicitor for Singapore                   )





SIGNED by /S/ SAE FOO KITIPONGSE @            )
          -----------------------------
FOO LOKE KHEE in the presence of:-            )
/S/ SHIRLEY TAN CHING PING, Advocate          )
and Solicitor for Singapore                   )

 The Purchaser



 SIGNED by /S/ ESMOND T. GOEI                 )
          -----------------------------
 for and on behalf of                         )
 NHANCEMENT TECHNOLOGIES INC.                 )
 in the presence of:-                         )

                                   APPENDIX A

                                    Form of
                             Escrow Agent Agreement

                           DATED ______________ 1998


                                    Between

                             GERARD FOO LOKE KIEAN
                               JAMES HAN KIM GUAN
                                 LEONG SAU PAN
                                 FOO KHOON WONG
                       SAE FOO KITIPONGSE @ FOO LOKE KHEE
                                   as Vendors

                          NHANCEMENT TECHNOLOGIES INC.
                                  as Purchaser

                                    - AND -

                               MESSRS. BDO BINDER
                                AS ESCROW AGENT


                 ---------------------------------------------


                                    FORM OF
                             ESCROW AGENT AGREEMENT

                               IN CONNECTION WITH
                        THE SALE AND PURCHASE OF 500,000
                       ORDINARY SHARES IN THE CAPITAL OF
                         INFOTEL TECHNOLOGIES (PTE) LTD


                 ---------------------------------------------



                                Allen & Gledhill
                             Advocates & Solicitors
                                   Singapore

THIS AGREEMENT is made on ____________, 1998 BETWEEN:-


(1)     THE PERSONS SPECIFIED IN PART I OF SCHEDULE 1 (together, the
        "Vendors");

(2) NHANCEMENT TECHNOLOGIES INC. (the "Purchaser", which expression shall include its successors and assigns), a corporation incorporated in the State of Delaware, United States of America and having a principal place of business at 39420 Liberty Street, Suite 250, Fremont, California 94538, United States of America; and

(3) MESSRS. BDO BINDER, a firm of certified public accountants with a place of business at 112 Middle Road #02-01, Midland House, Singapore 188970 (the "Escrow Agent").

WHEREAS:-

(A)     Pursuant to the Agreement dated                    1998 (the "Share
        Sale Agreement") entered into between the Vendors and the Purchaser, the Purchaser agreed to acquire from the Vendors the entire issued share capital of Infotel Technologies (Pte) Ltd, upon the terms and subject to the conditions of the Share Sale Agreement.

(B) Under clause 3(A) of the Share Sale Agreement, the Purchaser and the Vendors have agreed to enter into this Agreement to appoint the Escrow Agent to act as escrow agent in connection with the Share Sale Agreement, and the Escrow Agent has agreed to accept such appointment, upon the terms and subject to the conditions of this Agreement.

IT IS AGREED as follows:-

1.      INTERPRETATION

        In this Agreement and the Appendices hereto, unless the context otherwise requires, all terms and references used in this Agreement shall, unless otherwise defined or construed herein, have the same meaning and construction as set out in the Share Sale Agreement.

2.      APPOINTMENT

(A) Each of the Vendors and the Purchaser hereby appoints the Escrow Agent to act as escrow agent in connection with the Share Sale Agreement upon the terms and subject to the conditions of this Agreement.

(B) The sole duty of the Escrow Agent shall be to act in accordance with the provisions of this Agreement, which the Escrow Agent is hereby unconditionally and irrevocably authorised and instructed to do by each of the Vendors and the Purchaser.

3.      DOCUMENTS

(A) The parties hereto agree that duly executed transfers of the Sale Shares by the registered holders thereof in favour of the Purchaser together with the relative share certificates (the "Sale Share Documents") shall be delivered by the Vendors to the Escrow Agent within 14 days of the date hereof and that the Sale Share Documents shall be held by the Escrow Agent in accordance herewith.

(B) Subject to sub-clause (C), the Escrow Agent shall receive and hold in escrow the Sale Share Documents until it shall have received notice in writing (substantially in the form of Appendix A) from the Vendors and the Purchaser setting out instructions which shall require the Escrow Agent on the Completion Date, to:-

        (i) receive from the Purchaser the Cash Portion, by way of cashier's orders made in favour of each of the Vendors;

        (ii) receive from the Purchaser share certificates in respect of the final number of Initial Consideration Shares specified in such instructions,

        and against such receipt:-

        (iii)    release to the Purchaser the Sale Share Documents;

        (iv) deliver to each Vendor the relevant cashier's order for the Purchaser's payment of his share of the Cash Portion; and

        (v) deliver to each Vendor share certificates for the specified number of Initial Consideration Shares allotted to him.

(C) In the event that that the final number of Initial Consideration Shares shall not have been determined by the Completion Date, the Purchaser and the Vendors shall issue to the Escrow Agent a notice in writing (substantially in the form of Appendix B) to such effect, requiring the Escrow Agent in accordance with the instructions contained therein on the Completion Date, to:-

        (i) receive from the Purchaser the Cash Portion, by way of cashier's orders made in favour of each of the Vendors;

        (ii) receive from the Purchaser share certificates for a provisional number of 428,560 Initial Consideration Shares,

                 and against such receipt:-

       (iii)    release to the Purchaser the Sale Share Documents;

       (iv) deliver to each Vendor the relevant cashier's order for the Purchaser's payment of his share of the Cash Portion; and

       (v) release to the Vendors his share certificate(s) in respect of his share of half of the provisional number of 428,560 Initial Consideration Shares.

(D)    The Escrow Agent shall:-

       (i) on and after the Completion Date, hold in escrow share certificates for half of the provisional number of 428,560 Initial Consideration Shares pending release thereof;

       (ii) in accordance with and on the date specified in the relevant notice in writing from the Vendors and the Purchaser, release to the Vendors and/or the Purchaser (as instructed) all or any of the remaining share certificates of the 428,560 Initial Consideration Shares then held by the Escrow Agent.

5.     INSTRUCTIONS AND NOTICES

(A) In the event that any further or other instructions are to be given to the Escrow Agent in relation to the Documents, such instructions shall be in writing and signed by all the Vendors and on behalf of the Purchaser.

(B) The Escrow Agent shall be entitled to rely upon notices issued pursuant to the provisions of this Agreement without further act or inquiry and notwithstanding any matter or thing of which the Escrow Agent may otherwise be aware.

6.     FEES

(A) In respect of its services as Escrow Agent hereunder, the Purchaser shall pay, within fourteen (14) days of the date hereof, a fee of S$1,500.00 (together goods and services tax thereon).

(B) The Purchaser hereby agrees to indemnify and keep indemnified the Escrow Agent for all reasonable expenses incurred by the Escrow Agent in relation to the performance of its duties hereunder.

7.     NO DISCRETIONARY TRUST

       Neither the Escrow Agent nor any of its officers, employees, partners or agents shall by reason of any matter or thing contained in this Agreement, be deemed to be a trustee (other than as a bare trustee) for or have any fiduciary relationship with any of the parties hereto or any other person.

 8.      NOTICES

 (A) Any notice or other communication required to be given under this Agreement or in connection with the matters contemplated by it shall, except where otherwise specifically provided, be in writing and addressed as provided in sub-clause (B) and may be:-

         (i) personally delivered, in which case it shall be deemed to have been given upon delivery at the relevant address; or

         (ii) if within Singapore, sent by pre-paid post, in which case it shall be deemed to have been given two Business Days after the date of posting; or

         (iii) if from or to any place outside Singapore, sent by pre-paid airmail, in which case it shall be deemed to have been given seven Business Days after the date of posting; or

         (iv) sent by fax, in which case it shall be deemed to have been given when despatched, subject to confirmation of uninterrupted transmission by a transmission report provided that any notice despatched by fax after 5:00 p.m. (at the place where such fax is to be received) on any day shall be deemed to have been received at 8:00 a.m. on the next Business Day.

 (B) The addresses and other details of the parties referred to in sub-clause (A) are, subject to sub-clause (C):-

         Purchaser

         Name:            NHancement Technologies Inc.
         Address:         39420 Liberty Street, Suite 250
                          Fremont
                          California 94538
                          United States of America.

         Fax number:      (1 510) 744 4003

         For the attention of: Esmond T. Goei/Douglas S. Zorn


         Vendors

         1.       Name:            Gerard Foo Loke Kiean
                  Address:         10 Persiaran Canton Victoria Park
                                   30250 Ipoh
                                   Perak
                                   Malaysia
                  Fax number:      (603) 705 1818

         2.       Name:            James Han Kim Guan
                  Address:         15 Mimosa Walk
                                   Singapore 807862
                  Fax number:      -

        3.      Name:            Leong Sau Pan
                Address:         27B Fernhill Road
                                 Singapore 259089
                Fax number:      -


        4.      Name:            Foo Khoon Wong
                Address:         7 Jalan Belfield
                                 Ipoh
                                 Perak
                                 Malaysia
                Fax number:      -

        5.      Name:            Sae Foo Kitipongse @ Foo Loke Khee
                Address:         869/243 Muang Thong 4
                                 Sukumvit 101
                                 Bangkok 10250
                                 Thailand
                Fax number:      66-2-3319697


        Escrow Agent

        Name:            Messrs. BDO Binder
        Address:         112 Middle Road #02-01
                         Midland House
                         Singapore 188970
        Fax number:      (65) 3381493

        For the attention of: Patrick Tay/Peter Leong

(C) Any party to this Agreement may notify the other parties of any change to its address or other details specified in sub-clause (B), provided that such notification shall be effective only on the date specified in such notice or five Business Days after the notice is given, whichever is later.

9.      GOVERNING LAW AND JURISDICTION

(A) This Agreement shall be governed by, and construed in accordance with, the laws of Singapore.

(B) In relation to any legal action or proceedings to enforce this Agreement or arising out of or in connection with this Agreement ("proceedings") each of the parties irrevocably submits to the exclusive jurisdiction of the Singapore courts and waives any objection to proceedings in such courts on the grounds of venue or on the grounds that the proceedings have been brought in an inconvenient forum.

                                   SCHEDULE 1

                                    Vendors


1. GERARD FOO LOKE KIEAN (Malaysia IC No. A3516527) of 10 Persiaran Canton Victoria Park, 30250 Ipoh, Perak, Malaysia


2.      JAMES HAN KIM GUAN (NRIC NO. S0028404A) of 15 Mimosa Walk, Singapore
        807862


3.      LEONG SAU PAN (NRIC No. S2570969A) of 27B Fernhill Road, Singapore
        259089


4. FOO KHOON WONG (Malaysian IC No. 1376406) of 7 Jalan Belfield, Ipoh, Perak, Malaysia


5. SAE FOO KITIPONGSE @ FOO LOKE KHEE (Malaysian IC No. 7231358) of 869/243 Muang Thong 4, Sukumvit 101, Bangkok 10250, Thailand

                                   APPENDIX A

                             Notice to Escrow Agent
                          (referred to in clause 4(B))


[       ] 1998

To:     Messrs. BDO Binder
        112 Middle Road #02-01
        Midland House
        Singapore 188970

Attn: Mr Patrick Tay/Mr Peter Leong


Dear Sirs,

INFOTEL TECHNOLOGIES PTE LTD

We refer to the Escrow Agent Agreement (the "Agreement") dated [         ] 1998
entered into between (1) Gerard Foo Loke Kiean, James Han Kim Guan, Leong Sau Pan, Foo Khoon Wong and Foo Kitipongse @ Foo Loke Khee, as Vendors, (2) NHancement Technologies Inc., as Purchaser, and (3) yourselves, as Escrow Agent. All terms and references used in this notice shall, unless otherwise defined or construed herein, have the same meaning as set out in the Agreement.

With reference to clause 4(B) of the Agreement, we the undersigned parties hereby notify you that completion of the Share Sale Agreement shall take place
on [                         ] 1998 at [               ] a.m./p.m. at
[Singapore].

At Completion, you are instructed that AGAINST DELIVERY by the Purchaser to you of:-

(i)     payment of S$3,750,000.00 by way of the following cashier's orders:-

        (aa) cashier's order for S$187,500.00 made in favour of "Gerard Foo Loke Kiean";

        (bb) cashier's order for S$937,500.00 made in favour of "James Han Kim Guan";

        (cc)    cashier's order for S$937,500.00 made in favour of "Leong Sau
                Pan";

        (dd) cashier's order for S$750,000.00 made in favour of "Foo Khoon Wong"; and

        (ee) cashier's order for S$937,500.00 made in favour of "Sae Foo Kitipongse @ Foo Loke Khee"; and

 (ii)    share certificates for the final number of [                ] shares
         in the common stock of the Purchaser (each , an "Initial Consideration Share") as follows:-

         (aa)   [                ] Initial Consideration Shares issued in the
                name of "Gerard Foo Loke Kiean";

         (bb)   [                ] Initial Consideration Shares issued in the
                name of "James Han Kim Guan";

         (cc)   [                ] Initial Consideration Shares issued in the
                name of "Leong Sau Pan";

         (dd)   [                ] Initial Consideration Shares issued in the
                name of "Foo Khoon Wong"; and

         (ee)   [                ] Initial Consideration Shares issued in the
                name of "Sae Foo Kitipongse @ Foo Loke Khee",

 YOU SHALL FORTHWITH:-

 (iii)   RELEASE to the Purchaser the Sale Share Documents; and

 (iv)    DELIVER to the respective Vendors:-

         (aa)     the cashier's orders referred to in paragraph (i);

 and

         (bb)     the Initial Consideration Shares referred to in paragraph
 (ii).

 Dated [                  ] 1998.


 Yours faithfully,


 --------------------------------          ------------------------------
 GERARD FOO LOKE KIEAN                     JAMES HAN KIM GUAN


 --------------------------------          ------------------------------
 LEONG SAU PAN                             FOO KHOON WONG


 --------------------------------          ------------------------------
 SAE FOO KITIPONGSE                        Signed by
 @ FOO LOKE KHEE                           as of and for and on behalf of
                                           NHANCEMENT TECHNOLOGIES INC.

                                   APPENDIX B

                             Notice to Escrow Agent
                          (referred to in clause 4(C))

[               ] 1998

To:     Messrs. BDO Binder
        112 Middle Road #02-01
        Midland House
        Singapore 188970

Attn: Mr Patrick Tay/Mr Peter Leong

Dear Sirs,

INFOTEL TECHNOLOGIES PTE LTD

We refer to the Escrow Agent Agreement (the "Agreement") dated [      ] 1998
entered into between (1) Gerard Foo Loke Kiean, James Han Kim Guan, Leong Sau Pan, Foo Khoon Wong and Foo Kitipongse @ Foo Loke Khee, as Vendors, (2) NHancement Technologies Inc., as Purchaser, and (3) yourselves, as Escrow Agent. All terms and references used in this notice shall, unless otherwise defined or construed herein, have the same meaning as set out in the Agreement.

With reference to clause 4(C) of the Agreement, we the undersigned parties hereby notify you that completion of the Share Sale Agreement shall take place
on [                         ] 1998 at [               ] a.m./p.m. at
[Singapore] and that the final number of Initial Consideration Shares will not have been determined by that date.

At Completion, you are instructed that AGAINST DELIVERY by the Purchaser to you of:-

(i)     payment of S$3,750,000.00 by way of the following cashier's orders:-

        (aa) cashier's order for S$187,500.00 made in favour of "Gerard Foo Loke Kiean";

        (bb) cashier's order for S$937,500.00 made in favour of "James Han Kim Guan";

        (cc)    cashier's order for S$937,500.00 made in favour of "Leong Sau
                Pan";

        (dd) cashier's order for S$750,000.00 made in favour of "Foo Khoon Wong"; and

        (ee) cashier's order for S$937,500.00 made in favour of "Sae Foo Kitipongse @ Foo Loke Khee"; and

(ii) share certificates for the provisional number of 428,560 shares in the common stock of the Purchaser (each, an "Initial Consideration Share") as follows:-

         (aa) 21,428 Initial Consideration Shares issued in the name of "Gerard Foo Loke Kiean";

         (bb) 107,140 Initial Consideration Shares issued in the name of "James Han Kim Guan";

         (cc) 107,140 Initial Consideration Shares issued in the name of "Leong Sau Pan";

         (dd) 85,712 Initial Consideration Shares issued in the name of "Foo Khoon Wong"; and

         (ee) 107,140 Initial Consideration Shares issued in the name of "Sae Foo Kitipongse @ Foo Loke Khee",

 YOU SHALL FORTHWITH:-

 (iii)   RELEASE to the Purchaser the Sale Share Documents; and

 (iv)    DELIVER to the respective Vendors:-

         (aa)     the cashier's orders referred to in paragraph (i); and

         (bb) share certificates for half of the number of Initial Consideration Shares respectively allotted to each Vendor, as referred to in paragraph (ii); and

 (v) HOLD IN ESCROW share certificates for the remaining half of the number of Initial Consideration Shares respectively allotted to each Vendor, as referred to in paragraph (ii), pending further instructions in writing from the Purchaser and the Vendors in respect of the release thereof.

 Dated [                  ] 1998.

 Yours faithfully,


 ------------------------------            ------------------------------
 GERARD FOO LOKE KIEAN                     JAMES HAN KIM GUAN



 ------------------------------            ------------------------------
 LEONG SAU PAN                             FOO KHOON WONG


 ------------------------------            ------------------------------
 SAE FOO KITIPONGSE                        Signed by
 @ FOO LOKE KHEE                           as of and for and on
                                           behalf of NHANCEMENT
                                           TECHNOLOGIES INC.

IN WITNESS WHEREOF this Agreement has been entered into on the date stated at the beginning.


The Vendors



SIGNED by GERARD FOO LOKE KIEAN           )
in the presence of:-                      )





SIGNED by JAMES HAN KIM GUAN              )
          ---------------------------
in the presence of:-                      )





SIGNED by LEONG SAU PAN                   )
          ---------------------------
in the presence of:-                      )





SIGNED by FOO KHOON WONG                  )
          ---------------------------
in the presence of:-                      )





SIGNED by SAE FOO KITIPONGSE @            )
          ---------------------------
FOO LOKE KHEE in the                      )
presence of:-                             )

 The Purchaser



 SIGNED by                                )
           ------------------------
 for and on behalf of                     )
 NHANCEMENT TECHNOLOGIES INC.             )
 in the presence of:-                     )

The Escrow Agent



SIGNED by                                 )
           ------------------------
for and on behalf of                      )
MESSRS. BDO BINDER                        )
in the presence of:-                      )

                                   APPENDIX B


                          Form of Service Agreement

                            DATED _________, 1998




                                    BETWEEN


                        THE PERSON WHOSE NAME APPEARS IN
                              ITEM 1 OF SCHEDULE 1

                                  AS EMPLOYEE


                                    - AND -



                         INFOTEL TECHNOLOGIES (PTE) LTD

                                   AS COMPANY




                        -------------------------------


                                    FORM OF
                               SERVICE AGREEMENT


                        -------------------------------
                              (RQ/WTST/13764/972)





                                Allen & Gledhill
                             Advocates & Solicitors
                                   Singapore

 THIS AGREEMENT is made on ____________, 1998 BETWEEN:-

 (1) THE PERSON WHOSE NAME APPEARS IN ITEM 1 OF SCHEDULE 1 residing at the address set out in Item 2 of Schedule 1 (the "Employee"); and

 (2) INFOTEL TECHNOLOGIES (PTE) LTD, a company incorporated in Singapore with its registered office at 19 Tai Seng Drive #06-00, Singapore 535222 (the "Company").

 WHEREAS pursuant to an agreement for sale of all the issued shares in the capital of the Company whereby NHancement Technologies Inc. (the "Purchaser") purchased all the issued shares in the capital of the Company, the outgoing shareholders of the Company obtained the Purchaser's agreement that, inter alia, the Purchaser provides the Company with funds for the payment by the Company to its specified employees (including the Employee) of the incentive bonus referred to in clause 3.4 of and Schedule 2 to this Agreement.

 IT IS AGREED as follows:-

 1.      DEFINITIONS

 1.1 In this Agreement where the context so admits, the following expressions shall have the following meanings:-

         1.1.1    "Board" means the board of directors of the Company;

         1.1.2 "Confidential Information" shall have the meaning ascribed to it in Clause 7.2 hereof;

         1.1.3    "Employment Period" means the period stated in Item 4 of
                  Schedule 1, unless the employment is terminated earlier in accordance with this Agreement;

         1.1.4 "Inventions" means discoveries, improvements, ideas and artistic or literary property rights which are or may constitute intellectual property rights and which relate to:-

                  1. any of the Company's present or future manufacturing, sales research or other activities, any of such activities or investigations relating to things which are entirely foreign to any products or processes currently being made or used by the Company; or

                  2. ideas, work or investigations conceived carried on by him in connection with or because of his employment with the Company.

1.2 Words denoting the singular shall include the plural number and vice versa. Words denoting the masculine gender shall include the feminine and neuter genders. Words denoting persons shall include corporations and firms.

1.3 Clause headings are for reference only and shall be ignored when construing the meaning of any provisions of this Agreement.

1.4 The Schedules shall be taken read and construed as an essential part of this Agreement.

1.5 References to Clauses and Schedules are references to Clauses and Schedules of this Agreement respectively.

2.      EMPLOYMENT

2.1 The Company hereby appoints the Employee and the Employee hereby agrees to act in the position stated in Item 3 of Schedule 1.

2.2     The said appointment shall be for the Employment Period.

3.      REMUNERATION, BONUSES AND OTHER BENEFITS

3.1     The gross remuneration of the Employee shall be at the rate stated in
        Item 5 of Schedule 1.

3.2 The said remuneration shall be reviewed by the Board at the end of each of the Company's financial years and the salary rate may be increased with effect from such review date or such other date as may be determined by the Board.

3.3 An annual wage supplement (13th month) bonus equivalent to one (1) month's gross remuneration shall be paid pro rata for every 12 months" of continuous employment with the Company.

3.4 The Employee shall in addition to his remuneration and annual wage supplement and any other bonus prescribed by the Board from time to time to be applicable to all employees or a category of employees of the Company, be entitled to receive an incentive bonus which shall be paid if the conditions set out in Schedule 2 are fulfilled.

3.5 The Employee shall participate in the Company's profit sharing scheme on terms set out in Item 6 of Schedule 1.

3.6     The payment of any other bonus is at the discretion of the Board.

3.7 The Employee will also be reimbursed and/or receive the allowances or benefits as set out in Item 7 of Schedule 1.

 4.      WORKING HOURS, HOLIDAYS AND PAYMENT
         DURING ABSENCE ON MEDICAL GROUNDS

 4.1 The Employee shall conform to such hours of work as may from time to time reasonably be required of him and shall not be entitled to receive any additional remuneration for work outside his normal hours. Unless otherwise determined by the Board, the normal working hours of the Company as the date hereof are:-

         Mondays to Fridays        :       8:30 a.m. to 12:30 p.m. and
                                           1:30 p.m. to 6:00 p.m.

 4.2 The Employee shall (in addition to normal public holidays) be entitled to annual leave at the rate of twenty- one (21) working days per year, to be taken at such time or times as the Board or his supervisor may approve. The Employee shall in addition to annual leave, be entitled to such other leave which may from time to time be prescribed by the Board to be applicable to all employees of the Company.

 4.3 For the purpose of Clause 4.2, the number of days of annual leave accrued to the Employee up to the date hereof is set out in Item 8 of
         Schedule 1.

 4.4 The Company shall continue to pay the Employee's remuneration during any period of absence on medical grounds up to a maximum of fourteen
         (14) days in any period of twelve (12) months PROVIDED that the Employee shall if required supply the Company with medical certificates covering the period(s) of absence.

 4.5 The Company shall pay the cost of all medical attention and all medicines prescribed by the Company's approved doctors for the Employee. Medical attention does not include dental or optical treatment, unless sustained by injury at work.

 4.6 The Company shall continue to pay the Employee's remuneration during any period of absence up to a maximum of sixty (60) days in any period of twelve (12) months if the Employee is hospitalised on medical grounds provided that the Employee shall if required supply the Company with medical certificates covering the period(s) of absence.

 4.7 The Employee shall be entitled to participate in such group hospital and surgical insurance scheme and group personal accident scheme and any other insurance scheme as the Company may cause to be effected from time to time.

 5.      GENERAL DUTIES AND RESTRICTIONS

 5.1 The Employee shall devote substantially the whole of his time and attention and skill to his appointed duties and shall faithfully and diligently perform such duties and exercise such powers consistent with the office to which he is appointed as may from time to time be assigned to or vested in him and shall obey the instructions of the Board or his superior and use his best endeavours to promote the interests and welfare of the Company.

5.2 The Employee shall not undertake any occupation either remunerative or otherwise outside the Company during his employment period without the prior written approval of the Company.

6.      CONFLICT OF INTEREST

6.1 Save in respect of interests as holder of less than five per cent. of any class of shares or debentures listed on the Stock Exchange of Singapore Limited or any other recognised stock exchange, the Employee shall declare to the Company his interests in any other business similar to or in competition with the business of the Company or its subsidiaries and shall not engage or pursue such interests in any other business.

7.      CONFIDENTIALITY

7.1 The Employee shall not, except in the proper course of his duties, during or after the Employment Period divulge to any person whatever and shall use his best endeavours to prevent the publication or disclosure of any Confidential Information and shall not after the Employment Period otherwise make use of any Confidential Information in relation to any competing business, activity, products or services.

7.2     Confidential Information shall mean:-

        7.2.1 any and all trade secrets concerning the business and affairs of the Company, product specifications, data, know-how, formulae, compositions, processes, designs, sketches, photographs, graphs, drawings, samples, inventions and ideas, past, current and planned research and development, current and planned manufacturing and distribution methods and processes, customer lists, current and anticipated customer requirements, price lists, market studies, business plans, computer software and programs (including object code and source code), computer software and database technologies, systems, structures and architectures (and related processes, formulae, compositions, improvements, devices, know-how, inventions, discoveries, concepts, ideas, designs, methods and information of the Company and any other information, however documented) of the Company that is a trade secret;

         7.2.2 any and all information concerning the business and affairs of the Company which the Company reasonably considers to be of a confidential or proprietary nature, which includes historical financial statements, financial projections and budgets, historical and projected sales, capital spending budgets and plans, the names and backgrounds of key personnel, personnel training and techniques and materials, however documented; and

         7.2.3 any and all notes, analysis, compilations, studies, summaries, and other material prepared by or for the Company containing or based, in whole or in part, on any information included in the foregoing, save only:-

         7.2.4 insofar as the same has become public knowledge otherwise than, directly or indirectly, through the Employee's breach under this clause to keep the same confidential; or

         7.2.5 to the extent required by law or by any supervisory or regulatory body whether in Singapore or United States of America to be divulged.

 7.3 All notes and memoranda of any Confidential Information which is acquired received or made by the Employee during his Employment Period shall be the property of the Company and shall be surrendered by the Employee to someone duly authorised in that behalf at the termination of his employment or at the request of the Board during his Employment Period.

 7.4 An Employee contravening any of the above will expose himself to legal action by the Company.

 8.      INVENTIONS

 8.1 If the Employee conceives or makes Inventions either solely or jointly with others during his Employment Period, whether or not during normal working hours or whether or not at the Company's premises, or within one year after termination of his employment if such Inventions relate to a product or process upon which he worked during the last two (2) years of his employment by the Company, the Employee shall:-

         8.1.1 promptly and fully disclose and describe such Inventions in writing to the Company;

         8.1.2 assign (and the Employee does hereby assign) to the Company or its nominee all of his rights to such Inventions, and to applications for letters patent in all countries and to letters patent granted upon such Inventions in all countries; and

         8.1.3 acknowledge and deliver promptly to the Company such written instruments and do such other acts as may be necessary in the opinion of the Company to obtain and maintain letters patent and to vest the entire right and title thereto in the Company or its nominee.

9.      COMPLIANCE WITH RULES AND REGULATIONS AND HANDBOOK

9.1 The Employee shall comply with, and shall be entitled to and to exercise all benefits and rights available to him under, all rules and regulations issued by the Company from time to time which are applicable to all employees and the company manual, if any, containing the general terms and conditions of service which are issued by the Company from time to time and which shall form part of this Agreement.

10.     RIGHT TO VARY TERMS

10.1 The Company shall have the right to vary the terms and conditions of service of this Agreement from time to time to meet the needs of the Company provided that any such variation shall have the prior mutual agreement in writing of the Employee.

11.     CENTRAL PROVIDENT FUND

11.1 The Company and the Employee shall contribute to the Central Provident Fund at such rate required by law during the Employment Period.

12.     TERMINATION

12.1 The employment of the Employee hereunder shall be subject to termination by either the Company or the Employee by each giving to the other not less than three (3) months' notice in writing given at any time or payment in lieu of notice.

12.2 The employment of the Employee hereunder shall be subject to termination by the Company by summary notice in writing if the Employee shall at any time:-

        12.2.1 commit a serious or persistent breach of any of the provisions herein contained;

        12.2.2 be guilty of any default, misconduct or wilful neglect in the discharge of his duties hereunder or in connection with or affecting the business of the Company;

        12.2.3 be served with any bankruptcy notice or become bankrupt or make any arrangement or composition with his creditors;

        12.2.4 be charged or convicted of any criminal offence, other than a minor traffic offence or an offence which in the sole and absolute opinion of the Board does not affect his position; or

         12.2.5 be guilty of any conduct tending to bring himself or the Company or any of its shareholders, directors or officers into disrepute.

 12.3 If the Company becomes entitled to terminate the appointment of the Employee hereunder pursuant to Clause 12.2 it shall be entitled (but without prejudice to its right subsequently to terminate such appointment on the same or any other ground) to suspend the Employee or relieve him of all or any of his duties hereunder on full payment of salary for a period not exceeding in aggregate three (3) months.

 12.4 Termination of the Employee's appointment hereunder shall be without prejudice to any rights of the parties hereto in respect of any antecedent breach of the provisions of this Agreement herein contained.

 13.     MOBILITY CLAUSE

 13.1 The Employee shall work at 19 Tai Seng Drive #06-00, Singapore 535222 and in such other parts of Singapore as is necessary for the proper discharge of the Employee's duties or as the Company shall from time to time direct. The Employee may in the performance of his duties also be required to travel outside Singapore.

 13.2 The Employee shall be subject to posting for training or other duties in connection with his employment outside Singapore for such reasonable periods as the Company may require and on mutually acceptable terms.

 14.     NOTICES

 14.1 Any communication (including without limitation notices consents and similar documents) required or permitted to be given or served under this Agreement shall be in writing and may be served by registered post for addresses within the country of the sender and by registered air-letter for addresses outside the country of the sender and in both cases by hand or by telefax, addressed to the relevant party at the addresses or telefax numbers set out herein or such other address or telefax number as may have been notified to the other party in accordance with this Clause.

 14.2 Any such communication notice consents and similar documents shall be deemed to have been served:-

         14.2.1 in the case of delivery by hand when delivered if a receipt is obtained from the addressee; and

        14.2.2  in the case of telefax:-

                1. if despatched during regular business hours of the receiving office when despatched and telefax acknowledgement or answerback is duly and automatically received by the sender of the telefax; or

                2. if despatched otherwise than during regular business hours of the receiving office upon the commencement at the receiving office of the next regular business hours succeeding transmission provided always that answerback is duly automatically received by the sender on despatch as aforesaid;

        14.2.3 if despatched by registered post to an address within the country of the sender two (2) days and if despatched by registered air-letter to an address outside the country of the sender seven (7) days after the date it is lodged with the postal authorities for despatch.

15.     SEVERABILITY & ENTIRE AGREEMENT

15.1 Any term, condition, stipulation, provision, covenant or undertaking in this Agreement which is or may become illegal, void, prohibited or unenforceable in any respect under any law shall be ineffective to the extent of such illegality, voidness, prohibition or unenforceability without invalidating the remaining provisions hereof, and any such illegality, voidness, prohibition or unenforceability shall not invalidate or render illegal, void or unenforceable any other term condition, stipulation, provision, covenant or undertaking contained in this Agreement.

15.2 This Agreement (together with all agreements and documents executed contemporaneously with it or referred to in it) constitutes the entire agreement between the parties in relation to its subject matter and supersedes all prior agreements and understandings whether oral or written with respect to such subject matter and no variation of this Agreement shall be effective unless reduced to writing and signed by a duly authorised representative of each of the parties.

16.     TIME OF THE ESSENCE

16.1    Time wherever mentioned shall be of the essence in this Agreement.

17.     GOVERNING LAW AND JURISDICTION

17.1 This Agreement shall be governed by and construed in all respects in accordance with the laws of Singapore and the parties hereto submit to the exclusive jurisdiction of the courts of Singapore.

                                   SCHEDULE 1

                    (referred to in description of parties,
                           clauses 1.13, 2.1 and 3.1)

ITEM            SUBJECT

1.              Name of Employee:

2.              Address of Employee:

3.              Position of Employee:

4.              Employment Period:

5.              Gross Remuneration:

6.              Profit-sharing:

7.              Reimbursements/Allowances/Benefits:

8.              Accrued leave:

                                   SCHEDULE 2


                          (referred to in clause 3.4)



 1. The Employee shall be entitled to receive incentive bonuses as declared by the Board if the Company earns Profit After Tax (as defined below) in respect of any of the financial years ending 30th June 1998, 30th June 1999 and 30th June 2000 respectively (each, a "Relevant Financial Year") on condition that the Employee:-

           (a) has been in the employ of the Company for not less than six months;

           (b) is in the employ of the Company on the last day of the Relevant Financial Year in question; and

           (c) is in the employ of the Company at the time when payment of the incentive bonus is due to be made under this
                      Schedule 2,

           Provided However that the Company shall no longer be required to pay to the Employee the incentive bonus under this Schedule 2, once the Company has paid an aggregate of S$300,000 by way of incentive bonuses to the Specified Employees, being the Employee and such other key employees of the Company as the Board shall specify. The calculation of this aggregate amount of S$300,000 paid by the Company shall take into account any and all contributions which the Company (as employer) is required to make to the Central Provident Fund in connection with the incentive bonuses.


 1. The term "Profit After Tax" as used in this Schedule 2 means the profit after tax earned by the Company in respect of any such financial year, as shall be conclusively determined by accountants appointed by the Company's shareholders for this purpose. Such determination shall:-

           (a) be made on the basis of the Company's audited accounts in respect of the Relevant Financial Year (which accounts shall be prepared by the Company's auditors for the time being in accordance with generally accepted accounting principles); and

           (b) exclude all amounts by way of incentive bonuses payable in respect of the Relevant Financial Year in question.


 2. The Employee shall in respect of each Relevant Financial Year receive 1.5% of the Profit After Tax for that Relevant Financial Year as incentive bonus, provided that if the Employee shall have been in the employ of the Company for less than one year at the end of a Relevant Financial Year, the amount of incentive bonus paid to him shall be pro-rated according to the number of months he has been employed by the Company in that Relevant Financial Year.

4. Any such payment due to the Employee as aforesaid shall be made to the Employee within sixty (60) days of finalisation of the Company's audited accounts for each Relevant Financial Year.

5. In the event that less than S$300,000.00 in aggregate shall have been declared by the Company as at the end of the Relevant Financial Year ending 30th June 2000, on condition that the Employee:-

          (a) has been in the employ of the Company for not less than six months;

          (b) is in the employ of the Company on the last day of the Relevant Financial Year in question; and

          (c) is in the employ of the Company at the time when payment of the relevant amount is due to be made under this paragraph 5,

the Company shall, irrespective of whether the Company shall have earned any Profit After Tax for the Company's financial year ending 30th June 2001, pay to the Employee his proportionate share (which shall be in the proportion of his percentage share of the aggregate incentive bonus for a Relevant Financial
Year) of the amount of the shortfall below S$300,000.00, within sixty (60) days of finalisation of the Company's audited accounts for that financial year. In calculating the amount to be paid to the said Specified Employee, any and all contributions which the Company (as employer) is required to make to the Central Provident Fund in connection with such payment shall be taken into account.

 IN WITNESS WHEREOF the parties hereto have hereunto set their hands the day and year first above written.



The Employee




-----------------------------------





The Company




-----------------------------------
Signed by
          -------------------------
as of and for and on behalf
of the Company